                                                                    EXHIBIT 10.1


================================================================================

                              PREFERRED UNITS AND
                            STOCK PURCHASE AGREEMENT

                                  by and among

                       RAMCO-GERSHENSON PROPERTIES, L.P.

                       RAMCO-GERSHENSON PROPERTIES TRUST

                        THE ADVANCING PARTY NAMED HEREIN

                                      and

                        SPECIAL SITUATIONS RG REIT, INC.

                                  dated as of

                               September 30, 1997



================================================================================

                               TABLE OF CONTENTS



                                                                                                             PAGE
                                                                                                             ----
                                                           ARTICLE 1

                                                           Definitions
  Section 1.1         "Action"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Section 1.2         "Advancing Party" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Section 1.3         "Advancing Party Participation Schedule"  . . . . . . . . . . . . . . . . . . . . . .     2
  Section 1.4         "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Section 1.5         "Amended By-Laws" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Section 1.6         "Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Section 1.7         "Amended Company Declaration" . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Section 1.8         "Amended Partnership Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Section 1.9         "Articles Supplementary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Section 1.10        "Atlantic Tax Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Section 1.11        "Beneficially Own"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.12        "Benefit Arrangements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.13        "Board" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.14        "Blue Sky Laws" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.15        "Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.16        "Buyer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.17        "Buyer/Colorado Sharing Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.18        "Buyer/Kimco Share Purchase Agreement"  . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.19        "Buyer Portion" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.20        "Buyer Reorganization"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.21        "Buyer Reorganization Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.22        "CERCLA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.23        "Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Section 1.24        "Closing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.25        "Closing Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.26        "Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.27        "Colorado Investor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.28        "Colorado Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.29        "Commitment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.30        "Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.31        "Company Declaration of Trust"  . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.32        "Company Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.33        "Company Environmental Reports" . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.34        "Company Leases"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.35        "Company Notice"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.36        "Company Plans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.37        "Company Preferred Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Section 1.38        "Company Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

                                                                                                             PAGE
                                                                                                             ----
  Section 1.39        "Company Proxy Statement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.40        "Company Registration Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.41        "Company Reports" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.42        "Company Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.43        "Company Units" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.44        "Consolidation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.45        "Controlled Group Liability"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.46        "Convertible Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.47        "Debt Instruments"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.48        "Declaration of Trust"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.49        "Development Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.50        "Development Budget and Schedule" . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.51        "DRA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.52        "Effective Date of the Reorganization"  . . . . . . . . . . . . . . . . . . . . . . .     5
  Section 1.53        "Election"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.54        "Employee Benefit Plans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.55        "Employees" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.56        "Environmental Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.57        "Environmental Laws"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.58        "Environmental Permits" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.59        "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.60        "Escrow Letter" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.61        "ERISA Affiliates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.62        "Exchange Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.63        "Exchange Rights Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.64        "Executive Summaries of the Company Environmental Reports"  . . . . . . . . . . . . .     6
  Section 1.65        "Exercise Restriction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.66        "Final Determination" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 1.67        "GAAP"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.68        "Government Authority"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.69        "HSR Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.70        "Indemnified Party" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.71        "Initial Closing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.72        "Initial Purchase Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.73        "Insurance Policies"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.74        "IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.75        "Kimco" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.76        "Kimco Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.79        "Knowledge" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.80        "Joinder Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.81        "Laws and Regulations"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.82        "Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 1.83        "Liens" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  Section 1.84        "Loss and Expenses" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

                                                                                                             PAGE
                                                                                                             ----
  Section 1.85        "Maryland Trust"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  Section 1.86        "Material Adverse Effect" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  Section 1.87        "Material Company Leases" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  Section 1.88        "Materials of Environmental Concern"  . . . . . . . . . . . . . . . . . . . . . . . .     8
  Section 1.89        "MSAM"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  Section 1.90        "NYSE Rule Approval"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 1.91        "Operating Leases"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 1.92        "Operating Partnership" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 1.93        "Operating Partnership Units" . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 1.94        "Options" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 1.95        "Other Filings" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 1.96        "Partnership Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 1.97        "Pension Plans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 1.98        "Per Share Purchase Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 1.99        "Per Unit Purchase Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 1.100        "Permitted Issuances"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 1.101       "Permitted Liens" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  Section 1.102       "Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  Section 1.103       "Preemptive Rights" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  Section 1.104       "Preferred Units" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  Section 1.105       "Projects"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  Section 1.106       "Proxy Statement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  Section 1.107       "Purchase Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  Section 1.108       "Purchase Price (Stock)"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  Section 1.109       "Purchase Price (Units)"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 1.110       "Purchased Shares"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 1.111       "Purchased Units" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 1.112       "Qualified Services"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 1.113       "Qualified Underwritten Offering" . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 1.114       "Rate Event"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 1.115       "Registration Rights Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 1.116       "Regulatory Filings"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 1.117       "REIT"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 1.118       "Release" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 1.119       "Remaining Equity Commitment" . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 1.120       "Rent Roll" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.121       "Reorganization"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.122       "Reorganization Closing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.123       "Reorganization Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.124       "Reorganization Escrow" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.125       "Rights Exercise Notice"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.126       "SEC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.127       "Securities Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.128       "Securities Laws" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

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
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                                                                                                             ----
  Section 1.129       "Shareholders Meeting"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.130       "Shell Site"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.131       "Stock Purchase"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.132       "Subsequent Funding Minimum"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.133       "Subsequent Purchase Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.134       "Subsequent Purchases"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.135       "Subsidiaries"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 1.136       "Tax" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  Section 1.137       "Tax Case"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  Section 1.138       "Tax Return"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  Section 1.139       "Total Equity Commitment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  Section 1.140       "Units Purchase"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  Section 1.141       "Welfare Plans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

                                                           ARTICLE 2

                                               Purchase and Sale of Shares; Closing

  Section 2.1         "Purchase and Sale."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  Section 2.2         "Consideration."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  Section 2.3         "Initial Closing."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  Section 2.4         "Subsequent Purchases and Sales." . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  Section 2.5         "Additional Agreements and Closing Deliveries." . . . . . . . . . . . . . . . . . . .    15
  Section 2.6         "Time and Place of Closing."  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  Section 2.7         "Right to Assign."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  Section 2.8         "Mandatory Equity Commitment Drawdown." . . . . . . . . . . . . . . . . . . . . . . .    17

                                                           ARTICLE 3

                                               Representations and Warranties of the Company

  Section 3.1         "Organization and Qualification, Subsidiaries." . . . . . . . . . . . . . . . . . . .    18
  Section 3.2         "Authority Relative to Agreements; Board Approval." . . . . . . . . . . . . . . . . .    19
  Section 3.3         "Capital Stock and Units."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
  Section 3.4         "No Conflicts; No Defaults, Required Filings and Consents." . . . . . . . . . . . . .    20
  Section 3.5         "Atlantic Tax Agreement." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
  Section 3.6         "Atlantic Realty Trust."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
  Section 3.7         "SEC and Other Documents, Financial Statements; Undisclosed Liabilities." . . . . . .    22
  Section 3.8         "Litigation, Compliance With Law."  . . . . . . . . . . . . . . . . . . . . . . . . .    23
  Section 3.9         "Absence of Certain Changes or Events." . . . . . . . . . . . . . . . . . . . . . . .    23
  Section 3.10        "Tax Matters; REIT and Partnership Status." . . . . . . . . . . . . . . . . . . . . .    23
  Section 3.11        "Compliance with Agreements." . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26




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
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
  Section 3.12        "Financial Records; Company Declaration of Trust and By-laws;
                      Corporate Records." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
  Section 3.13        "Properties." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
  Section 3.14        "Environmental Matters."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
  Section 3.15        "Employees and Employee Benefit Plans." . . . . . . . . . . . . . . . . . . . . . . .    33
  Section 3.16        "Labor Matters."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
  Section 3.17        "Affiliate Transactions." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
  Section 3.18        "Insurance."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
  Section 3.19        "Proxy Statement."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
  Section 3.20        "Maryland Takeover Law."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
  Section 3.21        "Vote Required."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
  Section 3.22        "Brokers or Finders." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
  Section 3.23        "Knowledge Defined."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
  Section 3.24        "Disclosure of Facts."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
  Section 3.25        "Construction of Material Adverse Effect."  . . . . . . . . . . . . . . . . . . . . .    36
  Section 3.26        "JCP Realty." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
  Section 3.27        "Formation of Maryland Trust."  . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
  Section 3.28        "Business of Maryland Trust." . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37

                                                           ARTICLE 4

                               Representations and Warranties of Buyer and the Advancing Party

  Section 4.1         "Organization." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
  Section 4.2         "Due Authorization."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
  Section 4.3         "Conflicting Agreements and Other Matters." . . . . . . . . . . . . . . . . . . . . .    38
  Section 4.4         "Acquisition for Investment, Sophistication, Source of Funds."  . . . . . . . . . . .    38
  Section 4.5         "Proxy Statement."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
  Section 4.6         "Brokers or Finders." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
  Section 4.7         "Buyer Reorganization." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39

                                                           ARTICLE 5

                                               Covenants Relating to Closings

  Section 5.1         "Taking of Necessary Action." . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
  Section 5.2         "Buyer/Colorado Sharing Agreement." . . . . . . . . . . . . . . . . . . . . . . . . .    41
  Section 5.3         "Registration Rights Agreement."  . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  Section 5.4         "Reorganization Documents and Joinder Agreement." . . . . . . . . . . . . . . . . . .    41
  Section 5.5         "Buyer Reorganization Agreement." . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  Section 5.6         "Company Preferred Stock."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
  Section 5.7         "Atlantic Tax Agreement." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
  Section 5.8         "Public Announcements; Confidentiality."  . . . . . . . . . . . . . . . . . . . . . .    42
  Section 5.9         "Conduct of the Business."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

                                                                                                             PAGE
                                                                                                             ----
  Section 5.10        "No Solicitation of Transactions."  . . . . . . . . . . . . . . . . . . . . . . . . .    43
  Section 5.11        "Information and Access." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
  Section 5.12        "Notification of Certain Matters."  . . . . . . . . . . . . . . . . . . . . . . . . .    44

                                                           ARTICLE 6

                                                 Certain Additional Covenants

  Section 6.1         "Resale." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
  Section 6.2         "Use of Funds." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
  Section 6.3         "REIT Status."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
  Section 6.4         "Amended Company Declaration."  . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
  Section 6.5         "UBTI Covenant."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
  Section 6.6         "Guarantee."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
  Section 6.7         "Conversion, Redemption and Adjustments." . . . . . . . . . . . . . . . . . . . . . .    45
  Section 6.8         "Preemptive Rights."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
  Section 6.9         "Qualified Underwritten Offering."  . . . . . . . . . . . . . . . . . . . . . . . . .    47
  Section 6.10        "Amended Partnership Agreement (Consolidated and Conformed Text)" . . . . . . . . . .    48
  Section 6.11        "Voting Amendments."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

                                                           ARTICLE 7

                                                    Conditions to Closings

  Section 7.1         "Conditions of Purchase at Initial Closing."  . . . . . . . . . . . . . . . . . . . .    48
  Section 7.2         "Conditions of Purchase at All Closings." . . . . . . . . . . . . . . . . . . . . . .    50
  Section 7.3         "Conditions of Sale." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51

                                                           ARTICLE 8

                                                 Survival; Indemnification

  Section 8.1         "Survival." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
  Section 8.2         "Indemnification by Buyer, the Advancing Party, Kimco or the Company."  . . . . . . .    53
  Section 8.3         "Third-Party Claims." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55

                                                           ARTICLE 9

                                                          Termination

  Section 9.1         "Termination."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
  Section 9.2         "Procedure and Effect of Termination."  . . . . . . . . . . . . . . . . . . . . . . .    56
  Section 9.3         "Expenses." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57


                                                                                                             PAGE
                                                                                                             ----

                                                           ARTICLE 10

                                                         Miscellaneous

  Section 10.1        "Certain Matters as to the Advancing Party."  . . . . . . . . . . . . . . . . . . . .    57
  Section 10.2        "Counterparts." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
  Section 10.3        "Governing Law."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
  Section 10.4        "Entire Agreement." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
  Section 10.5        "Notices."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
  Section 10.6        "Successors and Assigns." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
  Section 10.7        "Headings." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
  Section 10.8        "Amendments and Waivers." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
  Section 10.9        "Interpretation; Absence of Presumption." . . . . . . . . . . . . . . . . . . . . . .    60
  Section 10.10       "Severability." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
  Section 10.11       "Further Assurances." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
  Section 10.12       "Specific Performance." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
  Section 10.13       "Several Liability."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
  Section 10.14       "Schedules."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
  Section 10.15       "Attorney-in-Fact." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61

                                  SCHEDULES


Schedule 1.101                    Permitted Liens
Schedule 3.1(e)(i)                Subsidiaries
Schedule 3.1(e)(ii)               Company Common Stock Options, Warrants, Etc.
Schedule 3.3(a)                   Capital Stock
Schedule 3.3(b)                   Operating Partnership Unit Options, Warrants, Etc.
Schedule 3.4(d)                   Consents
Schedule 3.7(a)                   Company Registration Statements and Company Reports
Schedule 3.8(a)                   Pending Litigation
Schedule 3.8(b)                   Non-Compliance with Statutes, Rules and Regulations, Etc.
Schedule 3.9                      Absence of Certain Changes or Events
Schedule 3.10(a)                  Tax Matters
Schedule 3.10(b)(i)               Challenge to REIT Status
Schedule 3.10(b)(ii)              Non-domestic Beneficial Owners of Common Stock
Schedule 3.10(b)(iii)             Beneficial Ownership in excess of 9.8%
Schedule 3.11(c)                  Indebtedness; Joint Venture and Partnership Agreements
Schedule 3.11(d)                  Development, Construction, Management and Leasing Arrangements
Schedule 3.11(e)                  Other Material Agreements
Schedule 3.11(f)                  Conflict Policies & Agreements; Waivers
Schedule 3.12(b)                  Corporate Records
Schedule 3.13(a)(i)               Company Properties
Schedule 3.13(a)(ii)              Operating Leases
Schedule 3.13(b)                  Non-Compliance with Laws and Regulations
Schedule 3.13(c)                  Material Company Leases
Schedule 3.13(d)                  Rights of First Refusal
Schedule 3.13(e)                  Development Properties and Development Budget and Schedules
Schedule 3.13(f)                  Letters of Intent or Similar Understandings
Schedule 3.14(a)(i)               Environmental Permits
Schedule 3.14(a)(ii)              Environmental Assessment
Schedule 3.14(e)                  Environmental Concerns
Schedule 3.14(f)                  Environmental Reports
Schedule 3.15(a)                  Employment Agreements
Schedule 3.15(b)                  Employee Benefit Plans
Schedule 3.15(g)                  COBRA Participants
Schedule 3.16                     Collective Bargaining; Labor Union Agreements
Schedule 3.17                     Affiliate Transactions
Schedule 3.23                     Individuals for Knowledge Test

                                   EXHIBITS


Exhibit A                         Form of Amended Company Declaration
Exhibit B                         Advancing Party Participation Schedule
Exhibit C                         Atlantic Tax Agreement
Exhibit D                         Buyer/Colorado Sharing Agreement
Exhibit E                         Buyer/Kimco Share Purchase Agreement
Exhibit F                         Exchange Rights Agreement
Exhibit G                         Joinder Agreement
Exhibit H                         Reorganization Documents
Exhibit I                         Registration Rights Agreement
Exhibit J                         Amendment No.3 to the Partnership Agreement
Exhibit K                         Amended Partnership Agreement (the consolidated and conformed text)
Exhibit L                         Buyer Reorganization Agreement
Exhibit M                         Company Board of Trustees Resolutions at Buyer Reorganization
Exhibit N                         Form of Rent Roll
Exhibit O                         Proxy Statement
Exhibit P                         Form of Amended By-Laws

    THIS PREFERRED UNITS AND STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of September 30, 1997, is made by and among Ramco-Gershenson Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), Ramco-Gershenson Properties Trust, a Massachusetts business trust and the general partner and owner of a majority of the interests in the Operating Partnership (together with its successors, the "Company"), Stichting Bedrijspensioenfonds Voor de Metaalnijverheid, Stichting Pensionfonds ABP, MS Real Estate Special Situations Inc., The Morgan Stanley Real Estate Special Situations Fund I, L.P. and The Morgan Stanley Real Estate Special Situations Fund II, L.P. (each acting severally and not jointly the "Advancing Party"), Special Situations RG REIT, Inc., a Maryland corporation and an affiliate of the Advancing Party ("Buyer").

                                   RECITALS:

    WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to sell or cause to be sold to Buyer, (x) up to an aggregate of 1,200,000 shares plus any additional shares to be purchased on behalf of Kimco as described below of a newly authorized series of convertible preferred stock of the Company (the "Company Preferred Stock"), having the terms set forth in the Declaration of Trust and the Articles Supplementary of the successor to Ramco-Gershenson Properties Trust by way of the Reorganization (defined below), substantially in the form attached as Exhibit A (the "Declaration of Trust" and the "Articles Supplementary", respectively, and both of such items being collectively referred to as the "Amended Company Declaration"), and, to the extent that the Company is unable to issue such Company Preferred Stock, (y) up to an aggregate of 1,200,000 preferred units plus any additional units to be purchased on behalf of Kimco as described below of the Operating Partnership as provided for in the Amended Partnership Agreement (as defined below) (the "Preferred Units"), in each case at a price of $25.00 per share of Company Preferred Stock or per Preferred Unit, as the case may be;

    WHEREAS, pursuant to the Buyer/Kimco Share Purchase Agreement (defined below) among Buyer, the Advancing Party and Kimco Realty Corporation, a Maryland corporation ("Kimco"), (a) at the time of any Units Purchase Buyer may, upon notice to Buyer to such effect from Kimco, increase the size of the Units Purchase by the Kimco Percentage (defined below), and (b) at and after the Reorganization, the Advancing Party as successor to Buyer may, upon notice to the Advancing Party to such effect from Kimco, at the time of any Stock Purchase, increase the size of the Stock Purchase in the amount of the Kimco Percentage and cause shares of Company Preferred Stock issued as a result of such increase to be registered in the name of Kimco;

    WHEREAS, pursuant to the Buyer/Kimco Share Purchase Agreement, Kimco is obliged to purchase up to $5,000,000 of shares in Buyer, the proceeds of which shall be used by Buyer to purchase Preferred Units and/or Company Preferred Stock on behalf of Kimco;

    WHEREAS, Buyer, the Company, the Operating Partnership, the Advancing Party and The Morgan Stanley Real Estate Special Situations Fund II, L.P., individually as well as by means of the Advancing Party, are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith; and

    WHEREAS, the Advancing Party has agreed to advance to Buyer all funds for any and all purchases of Company Preferred Stock or Preferred Units pursuant hereto, and following the Buyer Reorganization, will succeed to all of the Buyer's rights and obligations as provided in this Agreement;

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  Definitions

    As used in this Agreement, the following terms shall have the following respective meanings:


    Section 1.1 "Action" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

    Section 1.2 "Advancing Party" shall have the meaning set forth in the first paragraph hereof.

    Section 1.3 "Advancing Party Participation Schedule" shall mean the schedule attached to this Agreement as Exhibit B.

    Section 1.4 "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, and as in effect on the date hereof.

    Section 1.5 "Amended By-Laws" shall have the meaning set forth in Section 7.1(d).

    Section 1.6 "Agreement" shall have the meaning set forth in the first paragraph hereof.

    Section 1.7 "Amended Company Declaration" shall have the meaning set forth in the second paragraph hereof.

    Section 1.8 "Amended Partnership Agreement" shall have the meaning set forth in Section 2.5(a).

    Section 1.9 "Articles Supplementary" shall have the meaning set forth in the second paragraph hereof.

    Section 1.10 "Atlantic Tax Agreement" shall mean that certain Tax Agreement, dated as of May 10, 1996, by and between Atlantic Realty Trust and RPS Realty Trust attached hereto as Exhibit C.

    Section 1.11 "Beneficially Own" shall mean, with respect to any security, having direct or indirect (including through any subsidiary or affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

    Section 1.12 "Benefit Arrangements" shall have the meaning set forth in
Section 3.15(h).

    Section 1.13 "Board" shall mean the Board of Trustees of the Company and, as the context may require, the Board of Trustees of the Maryland Trust as successor to the Company as a result of the Reorganization.

    Section 1.14 "Blue Sky Laws" shall have the meaning set forth in Section 3.4(e).

    Section 1.15 "Business Day" shall mean any day other than a Saturday, a Sunday or a bank holiday in New York, New York, or Detroit, Michigan.

    Section 1.16 "Buyer" shall have the meaning set forth in the first paragraph hereof. With respect to any Units Purchase, "Buyer" shall be deemed to include the Colorado Investor, pursuant to the Buyer/Colorado Sharing Agreement. With regard to any Stock Purchase, "Buyer" shall be deemed to include the Advancing Party, pursuant to Sections 2.1(c) and 2.7 of this Agreement.

    Section 1.17 "Buyer/Colorado Sharing Agreement" shall mean that certain agreement substantially in the form attached as Exhibit D pursuant to which the Colorado Investor agrees, among other things, to participate for its own account in the purchase of the Colorado Percentage of any Units Purchase.

    Section 1.18 "Buyer/Kimco Share Purchase Agreement" shall mean that certain agreement substantially in the form attached as Exhibit E pursuant to which Kimco agrees, among other things, (a) to purchase for its own account shares of Buyer for cash consideration of an amount sufficient to permit Buyer to purchase the Kimco Percentage of any Units Purchase, and (b) on and after the Reorganization to notify the Advancing Party to provide notice to the Company of Kimco's intended inclusion in any Stock Purchase.

    Section 1.19 "Buyer Portion" shall have the meaning set forth in Section 8.2(b).

    Section 1.20 "Buyer Reorganization" shall mean the merger of Buyer with and into the Company immediately after the Reorganization is accomplished on the Effective Date of the Reorganization, pursuant to the Buyer Reorganization Agreement.

    Section 1.21 "Buyer Reorganization Agreement" shall have the meaning set forth in Section 2.5(a).

    Section 1.22 "CERCLA" shall have the meaning set forth in Section 3.14(e).

    Section 1.23 "Claim" shall have the meaning set forth in Section 3.14(g)(i).

    Section 1.24 "Closing" shall mean the consummation of any Units Purchase or Stock Purchase, and shall include the transactions resulting from the Reorganization and the Buyer Reorganization pursuant to which Preferred Units are exchanged for, and surrendered on receipt of certificates evidencing shares of Company Preferred Stock as provided in this Agreement on or after the Effective Date of the Reorganization.

    Section 1.25 "Closing Date" shall mean, with respect to the consummation of any Units Purchase or any Stock Purchase, three (3) Business Days after the date on which the conditions set forth herein with respect thereto shall be satisfied or duly waived, or if the Company and Buyer mutually agree on a different date, the date upon which they have mutually agreed.

    Section 1.26 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

    Section 1.27 "Colorado Investor" shall mean The Morgan Stanley Real Estate Special Situations Fund II, L.P., a Delaware limited partnership.

    Section 1.28 "Colorado Percentage" shall mean that portion of each Purchase Price (Units) to be borne by the Colorado Investor and equal to 14.5% of such Purchase Price (Units).

    Section 1.29 "Commitment" shall have the meaning set forth in Section 3.9.

    Section 1.30 "Company" shall have the meaning set forth in the first paragraph hereof, and such term shall, on and after the Reorganization, include The Maryland Trust as successor to the Ramco-Gershenson Properties Trust, a Massachusetts business trust, in the Reorganization.

    Section 1.31 "Company Declaration of Trust" shall mean the Declaration of Trust of the Company, as in effect on the date hereof.

    Section 1.32 "Company Common Stock" shall mean the shares of beneficial interest, par value $0.10 per share, of Ramco-Gershenson Properties Trust ("Trust Common Shares"), or any shares of beneficial interest of the class issued to all holders of Trust Common Shares upon the Reorganization.

    Section 1.33 "Company Environmental Reports" shall have the meaning set forth in Section 3.14(f).

    Section 1.34 "Company Leases" shall have the meaning set forth in Section 3.13(c).

    Section 1.35 "Company Notice" shall have the meaning set forth in Section 6.8(b).

    Section 1.36 "Company Plans" shall have the meaning set forth in Section 3.15(b).

    Section 1.37 "Company Preferred Stock" shall have the meaning set forth in the second paragraph hereof.

    Section 1.38 "Company Properties" shall have the meaning set forth in
Section 3.13(a).

    Section 1.39 "Company Proxy Statement" shall mean the proxy statement of RPS Realty Trust, dated March 29, 1996, relating to the Consolidation.

    Section 1.40 "Company Registration Statement" shall have the meaning set forth in Section 3.7(a).

    Section 1.41 "Company Reports" shall have the meaning set forth in Section 3.7(a).

    Section 1.42 "Company Stock" shall mean Company Common Stock, Company Preferred Stock and any other class of capital stock which has been duly authorized under the Company Declaration of Trust or the Amended Company Declaration and has been validly issued by the Company not in violation of any provisions hereof or of the Amended Company Declaration.

    Section 1.43 "Company Units" shall have the meaning set forth in Section 3.3(b).

    Section 1.44 "Consolidation" shall mean the acquisition by RPS Realty Trust of certain assets of Ramco-Gershenson Inc., the formation of the Operating Partnership as of result of such acquisition, and the adoption by RPS Realty Trust of the name Ramco-Gershenson Properties Trust.

    Section 1.45 "Controlled Group Liability" shall have the meaning set forth in Section 3.15(h).

    Section 1.46 "Convertible Securities" shall have the meaning set forth in
Section 6.8(b).

    Section 1.47 "Debt Instruments" shall mean all notes, mortgages, deeds of trust or similar instruments which evidence or secure any indebtedness owing to the Company or any Subsidiary.

    Section 1.48 "Declaration of Trust" shall have the meaning set forth in the second paragraph hereof.

    Section 1.49 "Development Properties" shall have the meaning set forth in
Section 3.13(e).

    Section 1.50 "Development Budget and Schedule" shall have the meaning set forth in Section 3.13(e).

    Section 1.51 "DRA" shall mean DRA Advisors, Inc.

    Section 1.52 "Effective Date of the Reorganization" shall mean the day on which all conditions of the Reorganization have been satisfied, all appropriate filings with Governmental

Authorities have been accomplished, and the Reorganization occurs as a matter of record with the State Department of Assessments and Taxation of the State of Maryland.

    Section 1.53 "Election" shall have the meaning set forth in Section 3.10(b).

    Section 1.54 "Employee Benefit Plans" shall have the meaning set forth in
Section 3.15(h).

    Section 1.55 "Employees" shall have the meaning set forth in Section
3.15(h).

    Section 1.56 "Environmental Claim" shall have the meaning set forth in
Section 3.14(g)(ii).

    Section 1.57 "Environmental Laws" shall have the meaning set forth in
Section 3.14(g)(iii).

    Section 1.58 "Environmental Permits" shall have the meaning set forth in
Section 3.14(a).

    Section 1.59 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

    Section 1.60 "Escrow Letter" shall have the meaning set forth in Section
5.4.

    Section 1.61 "ERISA Affiliates" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member at any relevant time of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

    Section 1.62 "Exchange Act" shall have the meaning set forth in Section 3.4(e).

    Section 1.63 "Exchange Rights Agreement" shall mean the Exchange Rights Agreement by and among the Company and the limited partners of the Operating Partnership, dated as of May 10, 1996, and attached hereto as Exhibit F.

    Section 1.64 "Executive Summaries of the Company Environmental Reports" shall have the meaning set forth in Section 3.14(f).

    Section 1.65 "Exercise Restriction" shall have the meaning set forth in
Section 6.8(d).

    Section 1.66 "Final Determination" shall mean (a) a decision, judgement, decree, or other order by any court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made and approved by the Company, as the successor to RPS Realty Trust which was a party to the Tax Agreement; (b) a closing agreement made with any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of tax and approved by the Company, as successor to RPS Realty Trust; or (c) any agreement with or statement by the IRS that the Company's status as a REIT will not be challenged for the year ended December 31, 1995.

    Section 1.67 "GAAP" shall have the meaning set forth in Section 3.7(b).

    Section 1.68 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

    Section 1.69 "HSR Act" shall have the meaning set forth in Section 3.4(e).

    Section 1.70 "Indemnified Party" shall mean Buyer, Advancing Party and Kimco, on the one hand, or the Company, on the other hand, as the context may require.

    Section 1.71 "Initial Closing" shall mean the first Closing as set forth in
Section 2.3.

    Section 1.72 "Initial Purchase Price" shall mean the Purchase Price to be paid at the Initial Closing.

    Section 1.73 "Insurance Policies" shall have the meaning set forth in
Section 3.18.

    Section 1.74 "IRS" shall mean the Internal Revenue Service.

    Section 1.75 "Kimco" shall have the meaning set forth in the third paragraph hereof.

    Section 1.76 "Kimco Percentage" shall mean 16.667%.

    Section 1.77 "Kimco Purchased Shares" shall have the meaning set forth in
Section 2.1(b).

    Section 1.78 "Kimco Purchased Units" shall have the meaning set forth in
Section 2.1(a).

    Section 1.79 "Knowledge" shall have the meaning set forth in Section 3.23.

    Section 1.80 "Joinder Agreement" shall mean that certain Joinder Agreement of even date herewith, substantially in the form of Exhibit G, pursuant to which the Maryland Trust joins, inter alia, in this Agreement.

    Section 1.81 "Laws and Regulations" shall have the meaning set forth in
Section 3.13(b).

    Section 1.82 "Liabilities" shall mean, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's or entity's balance sheets or other books and records, including (i) obligations arising from non-compliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind,
(ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for employees or former employees or their respective families or beneficiaries, (v) reimbursement obligations of such person in respect of letters of credit, (vi) all obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable, (viii) all obligations secured by any Lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.

    Section 1.83 "Liens" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

    Section 1.84 "Loss and Expenses" shall have the meaning set forth in Section 8.2(a).

    Section 1.85 "Maryland Trust" shall mean RGPT Trust, a Maryland real estate investment trust.

    Section 1.86 "Material Adverse Effect" shall mean a material adverse effect, or more than one effect if more than one shall be in existence at the same time or times, on the financial condition, results of operations or business of the Company and its Subsidiaries (to the extent of the Company's interests therein) taken as a whole, but shall exclude any Rate Event. For the purposes hereof an effect shall be material if (a) the aggregate dollar amount of any loss or Liability (to the extent not paid or fully covered by insurance and for which the insurer has accepted liability in writing) of, or, diminution in value or other cost or expense to the Company, is in excess of $5,000,000; (b) a dollar amount of revenue lost, not received, or reduced, or any charge to earnings, is in excess of $575,000, or, in the event that the threshold established in both clause (a) and (b) are met, then both.

    Section 1.87 "Material Company Leases" shall have the meaning set forth in
Section 3.13(c).

    Section 1.88 "Materials of Environmental Concern" shall have the meaning set forth in Section 3.14(g)(iv).

    Section 1.89   "MSAM" shall mean Morgan Stanley Asset Management Inc.

    Section 1.90 "NYSE Rule Approval" shall mean confirmation from New York Stock Exchange, Inc., in form and substance reasonably satisfactory to Buyer, the Advancing Party and Kimco, that Rule 312.03(b) is not applicable with respect to the conversion of the Preferred Units and does not require shareholder approval in order for the Buyer to make additional purchases of Preferred Units (or to convert Preferred Units into Company Common Stock) after it has converted Preferred Units into shares of Company Common Stock representing 5% or more of all outstanding shares of Company Common Stock.

    Section 1.91 "Operating Leases" shall have the meaning set forth in Section 3.13(a).

    Section 1.92 "Operating Partnership" shall mean Ramco-Gershenson Properties, L.P., a Delaware limited partnership, or any successor thereto.

    Section 1.93 "Operating Partnership Units" shall mean any class of limited partnership units representing shares of limited partnership interests in the Operating Partnership.

    Section 1.94 "Options" shall have the meaning set forth in Section 6.8(b).

    Section 1.95 "Other Filings" shall have the meaning set forth in Section 5.1(b).

    Section 1.96 "Partnership Agreement" shall mean that certain Amended and Restated Agreement of Limited Partnership of Ramco-Gershenson Properties, L.P., dated as of May 10, 1996, as amended.

    Section 1.97 "Pension Plans" shall have the meaning set forth in Section 3.15(h).

    Section 1.98 "Per Share Purchase Price" shall mean with respect to the Company Preferred Stock, the price of $25.00 per share for the Company Preferred Stock, and with respect to Company Stock as to which Buyer has made an election to purchase pursuant to Preemptive Rights, the price per share of such Company Stock received by the Company in any offering or sale as to which Preemptive Rights apply, after costs of issue and discounts to placement agents and underwriters. In lieu of the Per Share Purchase Price, at the Closing pursuant to the Buyer Reorganization Agreement, Advancing Party shall cause Buyer to surrender Preferred Units in consideration for shares of Company Preferred Stock as provided in the Buyer Reorganization Agreement.

    Section 1.99 "Per Unit Purchase Price" shall mean the price of $25.00 per unit for the Preferred Units.

    Section 1.100 "Permitted Issuances" shall mean (i) issuances of Operating Partnership Units in consideration for the acquisition of assets by the Operating Partnership in bona fide arm's length transactions and subject to the limitations set forth in the Amended Partnership Agreement, (ii) grants of Company Common Stock or options or rights to purchase Company Common Stock to officers, employees or Trustees of the Company under the 1996 Stock Option Plan and the 1997 Non-Employee Trustee Stock Option Plan, (iii) issuances of Company Common Stock pursuant to any dividend reinvestment plan maintained by the Company, or (iv) issuances of Company Common Stock in connection with the redemption of Operating Partnership Units or pursuant to the Exchange Rights Agreement.

    Section 1.101  "Permitted Liens" shall mean (i) Liens (other than liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (ii) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP and which do not exceed $500,000 in the aggregate, (iii) the Company Leases, (iv) easements, rights-of-way, covenants and restrictions which are customary and typical for retail properties similar to the Company Properties and which do not (x) interfere materially with the ordinary conduct of any Company Property or the business of the Company and its Subsidiaries as a whole or (y) detract materially from the value or usefulness of the Company Property to which they apply, (v) the Liens which were granted by the Company or any of its Subsidiaries to lenders pursuant to credit agreements in existence on the date hereof which are described in Schedule 3.11(c), (vi) the other Liens, if any, described in Schedule 1.101, and (vii) such imperfections of title and encumbrances, if any, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    Section 1.102 "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

    Section 1.103 "Preemptive Rights" shall mean the rights of Buyer and the Advancing Party set forth in Section 6.8 hereof.

    Section 1.104 "Preferred Units" shall have the meaning set forth in the second paragraph hereof.

    Section 1.105  "Projects" shall have the meaning set forth in Section
3.13(e).

    Section 1.106 "Proxy Statement" shall have the meaning set forth in Section 5.1(b).

    Section 1.107 "Purchase Price" shall mean either a Purchase Price (Stock) or a Purchase Price (Units).

    Section 1.108 "Purchase Price (Stock)" shall mean the Per Share Purchase Price multiplied by the number of shares of Company Preferred Stock to be purchased by the Advancing Party and sold at a particular Closing (other than the Closing pursuant to the Reorganization Documents and the Buyer Reorganization Agreement).

    Section 1.109 "Purchase Price (Units)" shall mean the Per Unit Purchase Price multiplied by the number of units of Preferred Units to be purchased by Buyer and the Colorado Investor and sold at a particular Closing (other than the Closing pursuant to the Reorganization Documents and the Buyer Reorganization Agreement).

    Section 1.110  "Purchased Shares" shall have the meaning set forth in
Section 2.1(b).

    Section 1.111 "Purchased Units" shall have the meaning set forth in Section 2.1(a).

    Section 1.112  "Qualified Services" shall have the meaning set forth in
Section 3.10(g).

    Section 1.113 "Qualified Underwritten Offering" shall mean any underwritten, widely distributed offering of Company Common Stock, the gross proceeds of which are not less than $40,300,000. For these purposes, unless otherwise agreed by Buyer, widely distributed shall mean that (i) a minimum of 30% of the offering is purchased by retail individual brokerage customers who are brought into the transaction by the underwriting syndicate or by dealers participating in the offering which have purchased from members of the underwriting syndicate and (ii) a minimum of eight institutions purchase Company Common Stock in the offering.

    Section 1.114 "Rate Event" shall mean any event set forth in the Amended Partnership Agreement or in Article 3(b)(3) of the Articles Supplementary as a result of which there is required to occur an adjustment to the Preferred Return or the rate of the dividends payable with respect to shares of Company Preferred Stock, as set forth in the Amended Partnership Agreement or the Amended Company Declaration, as the case may be.

    Section 1.115 "Registration Rights Agreement" shall have the meaning set forth in Section 2.5(a).

    Section 1.116  "Regulatory Filings" shall have the meaning set forth in
Section 3.4(e).

    Section 1.117  "REIT" shall have the meaning set forth in Section 3.10(b).

    Section 1.118 "Release" shall have the meaning set forth in Section 3.14(g)(v).

    Section 1.119 "Remaining Equity Commitment" shall mean, on any given date after the Initial Closing, the Total Equity Commitment minus the sum of the Initial Purchase Price and all the Subsequent Purchase Prices of all Subsequent Purchases effected prior to the given date (in each case calculating the Initial Purchase Price and/or the Subsequent Purchase Prices prior to any increase related to Kimco). The Remaining Equity Commitment shall be deemed to be zero on the earlier of (i) the date that the Remaining Equity Commitment actually equals zero and (ii) the later of (A) September 25, 1998 and (B) if Buyer notifies the Company on or before October 25, 1998 that Buyer is, pursuant to Section 2.4(b), exercising Buyer's right to make a Subsequent Purchase equal to the then amount of the Remaining Equity Commitment, then, the date as soon thereafter as all conditions to Buyer's obligations to effect such purchase shall have been satisfied or waived, and such purchase shall have been effected.

    Section 1.120  "Rent Roll" shall have the meaning set forth in Section
3.13(c).

    Section 1.121 "Reorganization" shall mean the reorganization of the Company into a real estate investment trust qualifying as a REIT and organized pursuant to the laws of the State of Maryland, as to be proposed by management of the Company to the shareholders of the Company.

    Section 1.122 "Reorganization Closing" shall mean the occurrence, on the Effective Date of the Reorganization, of the accomplishment of the Reorganization, followed immediately thereafter by the Buyer Reorganization pursuant to the Reorganization Documents and otherwise on terms and conditions reasonably satisfactory to Buyer.

    Section 1.123 "Reorganization Documents" shall mean the agreements and instruments pursuant to which the reorganization of Ramco-Gershenson Properties Trust, a Massachusetts business trust, with and into the Maryland Trust, a Maryland real estate investment trust will be effected, upon the affirmative vote of the shareholders of Ramco-Gershenson Properties Trust at the Shareholders' Meeting, which such agreements and instruments shall be substantially in the form attached as Exhibit H.

    Section 1.124  "Reorganization Escrow" shall have the meaning set forth in
Section 5.4.

    Section 1.125  "Rights Exercise Notice" shall have the meaning set forth in
Section 6.8(b).

    Section 1.126  "SEC" shall have the meaning set forth in Section 3.7(a).

    Section 1.127 "Securities Act" shall have the meaning set forth in Section 3.4(e).

    Section 1.128 "Securities Laws" shall have the meaning set forth in Section 3.7(a).

    Section 1.129  "Shareholders Meeting" shall have the meaning set forth in
Section 3.1(a).

    Section 1.130 "Shell Site" shall have the meaning set forth in Section 3.14(a).

    Section 1.131 "Stock Purchase" shall have the meaning set forth in Section 2.1(b).

    Section 1.132 "Subsequent Funding Minimum" shall mean the amount of $5,000,000.00.

    Section 1.133 "Subsequent Purchase Price" shall have the meaning set forth in Section 2.4(a).

    Section 1.134  "Subsequent Purchases" shall have the meaning set forth in
Section 2.4(a).

    Section 1.135 "Subsidiaries" shall mean, collectively, the Operating Partnership, Ramco-Gershenson, Inc., 28th Street Kentwood Associates and S-12 Associates, and any entity in which the Company owns a minimum of 50% of the voting interest in such entity.

    Section 1.136 "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is liable as a successor or pursuant to contract.

    Section 1.137 "Tax Case" means the Internal Revenue Service's tax investigation dealing with the Company's tax status, as described in the Company's Reports with the SEC, to the extent the Company has incurred or will incur, directly or indirectly, voluntarily or involuntarily, any liability for which it is entitled to be reimbursed under the Atlantic Tax Agreement.

    Section 1.138 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    Section 1.139 "Total Equity Commitment" shall mean the amount of $30,000,000.00.

    Section 1.140 "Units Purchase" shall have the meaning set forth in Section 2.1(a).

    Section 1.141 "Welfare Plans" shall have the meaning set forth in Section 3.15(h).


                                   ARTICLE 2

                      Purchase and Sale of Shares; Closing

    Section 2.1 "Purchase and Sale." (a) Subject to the terms and conditions hereof, and from time to time after the date hereof, at one or not more than four Closings, the Operating Partnership will sell, convey, assign, transfer and deliver, and the Buyer (or the Colorado Investor, to the extent that the Colorado Investor has assumed such obligations pursuant to the Buyer/Colorado Sharing Agreement) will purchase and acquire (and the Advancing Party shall advance sufficient funds for such purchases from each member of the Advancing Party, and Buyer will cause sufficient funds for such purchases to be advanced by the Colorado Investor, in each case in accordance with the allocated percentages set forth on the Advancing Party Participation Schedule attached as Exhibit B) from the Operating Partnership up to an aggregate of 1,200,000 (but reduced by the number of Purchased Shares purchased pursuant to the first sentence of Section 2.1(b), if any) Preferred Units of Operating Partnership Units (together with the Kimco Purchased Units, the "Purchased Units"). Each Closing at which Buyer purchases any Purchased Units is herein referred to as a "Units Purchase". Upon timely performance by Kimco under the Buyer/Kimco Share Purchase Agreement, the number of Purchased Units to be purchased by Buyer and sold at any Units Purchase will be increased by the Kimco Percentage (rounded to the nearest whole Preferred Unit) (the "Kimco Purchased Units").

         (b) Subject to the terms and conditions hereof, from time to time after the date hereof and after the Reorganization, at one or not more than four Closings, the Company will sell, convey, assign, transfer, and deliver, and Buyer will purchase and acquire (and the Advancing Party shall advance sufficient funds for such purchase or shall make such purchase itself pursuant to Section 2.1(c) of this Agreement) from the Company, up to an aggregate of 1,200,000 (but reduced by the number of Purchased Units purchased pursuant to the first sentence of Section 2.1(a)) shares of Company Preferred Stock (together with the Kimco Purchased Shares, the "Purchased Shares"). Each Closing at which Buyer or the Advancing Party purchases any Purchased Shares is herein referred to as a "Stock Purchase." Upon timely performance by Kimco under the Buyer/Kimco Share Purchase Agreement, the number of Purchased Shares to be purchased and sold at any Stock Purchase will be increased by the Kimco Percentage (rounded to the nearest whole share of Company Preferred Stock) (the "Kimco Purchased Shares").

         (c) Upon the Buyer Reorganization which shall occur immediately after the Reorganization, the Purchased Units will be transferred to the Company, the existence of the Buyer will be terminated, and (x) the Advancing Party and Kimco will be issued a number of shares of Company Preferred Stock equal to the number of Purchased Units purchased on their behalf by Buyer and transferred as a result of the Buyer Reorganization and in addition the Advancing Party will be issued the number of shares of Company Preferred Stock equal to the number of Purchased Units transferred to the Company pursuant to the Buyer/Colorado Sharing Agreement, and (y) the Advancing Party will succeed to all rights and obligations of Buyer hereunder without any further act or deed or the execution or delivery of any further instrument or agreement.

    Section 2.2 "Consideration." Subject to the terms and conditions hereof, at each Closing (other than the Closing pursuant to the Buyer Reorganization Agreement), Buyer shall deliver to the Company or the Operating Partnership, as applicable, the relevant Purchase Price with respect to the number of Preferred Units or shares of Company Preferred Stock to be purchased and sold at such Closing by wire transfer of immediately available funds in U.S. dollars to the account or accounts specified by the Company. In the event Purchase Units or Purchased Stock are increased pursuant to the last sentence of Section 2.1(a) or 2.1(b), the relevant Purchase Price will be correspondingly increased.

    Section 2.3 "Initial Closing." Subject to the terms and conditions hereof, at a mutually agreeable time promptly following the date on which the conditions set forth herein shall have been satisfied or duly waived, the Operating Partnership will sell, convey, assign, transfer and deliver, and Buyer will purchase and acquire (and the Advancing Party shall advance sufficient funds for such purchase) from the Operating Partnership, 400,000 Preferred Units (subject to increase by the Kimco Percentage, as aforesaid), and Buyer will pay to the Operating Partnership the Initial Purchase Price for such Preferred Units.

    Section 2.4 "Subsequent Purchases and Sales." (a) Subject to the terms and conditions hereof, from time to time following the Initial Closing, the Company shall have the right to require Buyer to purchase (and the Advancing Party to advance sufficient funds for such purchase) from the Operating Partnership additional Preferred Units and, from and after the

Reorganization, from the Company shares of Company Preferred Stock (the "Subsequent Purchases"), the number of which Preferred Units or shares of Company Preferred Stock shall be determined by the Company, provided, however, that each Subsequent Purchase shall be made at the Per Unit Purchase Price or Per Share Purchase Price, as the case may be, and shall consist of a sufficient number of Preferred Units or shares of Company Preferred Stock, as the case may be, so that the aggregate purchase price of the Subsequent Purchase (each a "Subsequent Purchase Price") is greater than the Subsequent Funding Minimum, and provided further that the Subsequent Purchase Price to be paid at any Closing is not greater than the Remaining Equity Commitment immediately prior to such Closing. Upon timely performance by Kimco under the Buyer/Kimco Share Purchase Agreement, the number of Preferred Units or shares of Company Preferred Stock to be purchased and sold at any Subsequent Purchase will be increased by the Kimco Percentage as aforesaid. In no event shall Buyer be required to purchase shares of Company Preferred Stock pursuant hereto so that it shall have expended more than the Total Equity Commitment. Subject to the terms and conditions hereof, each Closing of a Subsequent Purchase shall be on the Business Day specified by the Company in a written notice to Buyer, provided that such written notice is given to Buyer at least fifteen (15) Business Days prior to the Business Day specified in such notice of a proposed Closing.

    (b) If the Remaining Equity Commitment is greater than zero on September 25, 1998 (or, if a Final Determination has not been made with respect to the Tax Case such that the Company shall have been qualified as a REIT for any year, by October 25, 1998, then on or before February 1, 1999) Buyer shall have the right to make one Subsequent Purchase from the Operating Partnership or Company of a sufficient number of Preferred Units or shares of Company Preferred Stock, as the case may be, at the Per Unit Purchase Price or Per Share Purchase Price, as the case may be, so that the Remaining Equity Commitment equals zero by October 25, 1998, (or February 25, 1999, if the period for such exercise has been extended as provided in the parenthetical above in this Section 2.4(b)), as the case may be, or as soon thereafter as all conditions to Buyer's obligation to effect any purchase hereunder of Preferred Units or Company Preferred Stock, as the case may be, shall have been satisfied or waived; provided, however, that Buyer shall in no event be obligated to effect such Subsequent Purchase prior to October 25, 1998.

    (c) At each Closing following the Initial Closing, prior to the Effective Date of the Reorganization, Subsequent Purchases shall be of Preferred Units.
At the Effective Date of the Reorganization, Preferred Units held by the Buyer and the Colorado Investor shall, subject to and in accordance with the terms and conditions of the Reorganization Documents, and by operation of the Buyer Reorganization, be replaced by a like number of shares of Company Preferred Stock registered as the Advancing Party may instruct in accordance with the Reorganization Documents (and any shares attributable to Kimco registered as Kimco directs). After the Effective Date of the Reorganization, Subsequent Purchases shall be of Company Preferred Stock in sales by the Company to the Advancing Party which shall, at the effective date of the Buyer Reorganization, succeed to the rights and obligations of the Buyer as set forth in Section 2.7 hereto.

    Section 2.5 "Additional Agreements and Closing Deliveries." (a) At the Initial Closing, and as a condition to the parties' obligations hereunder to effect the transactions contemplated hereby at the Initial Closing, the Company, Buyer, Kimco and the Advancing Party shall enter into a registration rights agreement, substantially in the form attached as Exhibit I (the "Registration Rights Agreement"), the Company, the several limited partners of the Operating Partnership and Buyer shall enter into an Amendment No.3 to the Partnership Agreement, substantially in the form attached as Exhibit J (the "Amended Partnership Agreement"), which together with the Partnership Agreement shall have been consolidated into a conformed and mutually agreed text, referred to as the Consolidated and Conformed Agreement of Limited Partnership of Ramco-Gershenson Properties, L.P., substantially in the form attached as Exhibit K, and the Company, Buyer, Kimco and the Advancing Party shall enter into an agreement of reorganization of Buyer, pursuant to which the Buyer Reorganization shall occur immediately following the Reorganization on the Effective Date of the Reorganization, substantially in the form attached as Exhibit L (the "Buyer Reorganization Agreement").

    (b) In addition to the other things required to be done hereby, at each Closing, the Company shall deliver, or cause to be delivered, to Buyer or the Advancing Party, as the case may be, the following: (i) (A) at each Closing prior to the Effective Date of the Reorganization, evidence of the purchase by and sale to Buyer of Preferred Units representing the number of Preferred Units to be issued and delivered at such Closing, and (B) at each Closing on or after the Effective Date of the Reorganization, certificates representing the number of shares of Company Preferred Stock to be issued and delivered at such Closing, free and clear of all liens (unless created by the purchaser thereof or any of its Affiliates), with all necessary stock transfer and other documentary stamps attached, (ii) a certificate, dated the relevant Closing Date and validly executed on behalf of the Company, as contemplated by Section 7.1(a), as to the Initial Closing only, and by Section 7.2(a), as to all Closings, (iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 7.1, as to the Initial Closing only, and to Section 7.2, as to all Closings other than the Closing pursuant to the Buyer Reorganization Agreement, (iv) all certificates and other instruments and documents required by this Agreement to be delivered by the Company at or prior to each Closing, and
(v) such other instruments reasonably requested by Buyer, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

    (c) In addition to the delivery of the Purchase Price and the other things required to be done hereby, at each Closing other than the Closing pursuant to the Buyer Reorganization Agreement, Buyer shall deliver, or cause to be delivered, to the Company the following: (i) a certificate, dated the relevant Closing Date and validly executed by Buyer, as contemplated by Section 7.3(a),
(ii) if not previously delivered to the Company, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before each Closing other than the Closing pursuant to the Buyer Reorganization Agreement, and (iii) such other instruments reasonably requested by the Company, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

    (d) In addition to the other things required to be done hereby or pursuant to the Reorganization Documents and the Buyer Reorganization Agreement, at the Buyer Reorganization, the Company shall deliver, or cause to be delivered, to Buyer, Advancing Party and Kimco the following: (i) copies of the resolutions adopted by the Board and the shareholders of the Company and by the Board of Trustees of the Maryland Trust, as to the

Reorganization in the forms attached as Exhibit M, certified as being true, correct and complete and having been duly adopted at meetings at which a quorum was present and acting throughout, (ii) (A) a certificate (or if and as requested by the Advancing Party, more than one certificate) representing the number of shares of Company Preferred Stock to be issued and delivered to the Advancing Party, registered in such name or names as the Advancing Party may request, and (B) a certificate representing the number of shares of Company Preferred Stock to be issued and delivered to Kimco, as Kimco may request, by way of exchange of the Buyer Reorganization for the Preferred Units held by Buyer and the Colorado Investor at or after the Effective Date of the Reorganization pursuant to the Buyer Reorganization Agreement, (iii) copies of the Amended Company Declaration as filed with the State Department of Assessments and Taxation of the State of Maryland, (iv) such other instruments reasonably requested by the Advancing Party or Kimco, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement and the provisions of the Reorganization Documents and the Buyer Reorganization Agreement, and (v) an opinion of counsel to the Company, acceptable to Advancing Party or Kimco, as to such matters as may be reasonably requested by Advancing Party or Kimco, in form and substance acceptable to Advancing Party or Kimco.

    Section 2.6 "Time and Place of Closing." Each Closing shall take place on the relevant Closing Date at such place and time as the Company and Buyer shall mutually agree, except that the Closing in connection with the Buyer Reorganization shall take place as provided in the Buyer Reorganization Agreement.

    Section 2.7 "Right to Assign." Buyer may assign its rights and delegate its obligations created hereby to purchase Preferred Units or Company Stock in accordance with the provisions of Section 10.6. The Advancing Party shall, without any assignment, succeed to the rights and obligations of Buyer upon the Buyer Reorganization.

    Section 2.8 "Mandatory Equity Commitment Drawdown." If, at the time Buyer elects to convert any Preferred Units into shares of Company Common Stock, which shares of Company Common Stock when aggregated with all shares of Company
Common Stock held by Buyer, will result in Buyer holding 5% or more of all outstanding shares of Company Common Stock, (a) the Company has not obtained the requisite shareholder approval for the Reorganization and the other transactions contemplated hereby that require shareholder approval and (b) the Company has not obtained the NYSE Rule Approval, then, on or prior to such conversion Buyer may require the Operating Partnership to sell to Buyer a number of Preferred Units equal to the Remaining Equity Commitment divided by the Per Unit Purchase Price. Upon timely performance by Kimco under the Buyer/Kimco Share Purchase Agreement the number of Purchased Units to be purchased by Buyer and sold at the Units Purchase contemplated under this Section 2.8 shall be increased by the Kimco Percentage (rounded to the nearest whole Preferred Unit).

                                   ARTICLE 3

                 Representations and Warranties of the Company

    The Company hereby represents and warrants to Buyer, the Advancing Party and Kimco as follows:

    Section 3.1 "Organization and Qualification, Subsidiaries." (a) Ramco-Gershenson Properties Trust is a business trust duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, and has all requisite organizational power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement, the Registration Rights Agreement, the Amended Partnership Agreement, the Reorganization Documents and the Buyer Reorganization Agreement, and to perform its obligations hereunder and thereunder, subject, in the case of the Reorganization Documents and the Buyer Reorganization Agreement, to obtaining the requisite approvals of the Company's shareholders at the stockholders meeting to the Reorganization (the "Shareholders Meeting").

    (b) The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Operating Partnership has all requisite partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

    (c) Each of the Subsidiaries of the Company is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate or partnership power and authority to own its properties and carry on its business as it is now being conducted.

    (d) Each of the Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    (e) Schedule 3.1(e)(i) sets forth the name of each Subsidiary of the Company or the Operating Partnership (whether owned directly or indirectly through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by the Company or the Operating Partnership are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company or the Operating Partnership free and clear of all Liens, except as set forth in
Schedule 3.1(e)(i). The following information for each Subsidiary is set forth in Schedule 3.1(e)(i), if applicable: (i) its name and jurisdiction of incorporation or organization, (ii) the type of and percentage interest held by the Company or Operating Partnership in the Subsidiary and the names of and percentage interest held by the other interest holders, if any, in the Subsidiary, and the partnership agreement or other organizational documents of the Subsidiary, and (iii) any loans from the Company or the Operating Partnership to, or priority payments due to the

Company or the Operating Partnership from, the Subsidiary, and the rate of return thereon. Except as contemplated hereby, or as set forth on Schedule 3.1(e)(ii), there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company or any of the Subsidiaries to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to result in the Material Adverse Effect.

    Section 3.2 "Authority Relative to Agreements; Board Approval." (a) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Amended Partnership Agreement, the Reorganization Documents, the Buyer Reorganization Agreement, the Amended Company Declaration, the Amended By-Laws and the issuance and delivery of shares of Company Common
Stock upon conversion of Preferred Units in accordance with the provisions of the Amended Partnership Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and all necessary partnership action on the part of the Operating Partnership and its partners other than Buyer, subject only to the approval of the Amended Company Declaration, the Amended By-Laws, the Reorganization, the Buyer Reorganization and issuance of Company Preferred Stock pursuant to this Agreement and the Reorganization Documents by the Company's shareholders at the Shareholders Meeting. Any shares of Company Common Stock owned by Buyer or any of its Affiliates shall be eligible to vote and shall be counted in any vote with respect to an approval of the Company's shareholders as aforesaid. This Agreement, the Amended Partnership Agreement, and the Buyer Reorganization Agreement each has been duly executed and delivered by the Company for itself and constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity. Upon execution by Buyer of the Amended Partnership Agreement, the Amended Partnership Agreement will constitute a legally binding obligation of the Operating Partnership and of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity. Upon payment by Buyer of the relevant Purchase Price (Units) at any Closing, Preferred Units will have duly and validly been issued to Buyer in accordance with the terms of the Amended Partnership Agreement.


    (b) The Board of the Company has, as of the date hereof, (i) approved this Agreement, the Amended Partnership Agreement, the Reorganization Documents, the Registration Rights Agreement and the transactions contemplated hereby and thereby, (ii) determined to cause and has caused the Company and the requisite percentage of other existing partners of the Operating Partnership to enter into the Amended Partnership Agreement, and (iii) determined to recommend that the stockholders of the Company vote in favor of and approve the Reorganization, the Buyer Reorganization and the issuance of Company Preferred Stock pursuant to this Agreement. Not by way of limitation of the foregoing, the Board of the Maryland Trust has, as of the date hereof, (i) approved the Buyer Reorganization Agreement, the form of Amended Company Declaration, the form of Amended By-Laws, (ii) granted an exception to the Ownership Limit (as such term is defined in the Amended Company Declaration) set forth in the Amended Company Declaration with respect to the ownership by the Buyer, Kimco or the Advancing Party of the Company Stock.

    (c) The shares of Company Common Stock issuable upon redemption of the Preferred Units for the Company Preferred Stock to be acquired pursuant to this Agreement will, upon such issuance be duly and validly issued, fully paid and nonassessable. The shares of Company Preferred Stock to be acquired pursuant to this Agreement upon issuance will have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

    (d) Neither the issue and sale of the Preferred Units hereunder, nor, upon or after the Reorganization, the issue and sale and conversion of the Company Preferred Stock pursuant to the terms of the Amended Company Declaration, will give any holder of Operating Units or stockholder of the Company the right to demand payment for his shares under any applicable law.

    Section 3.3 "Capital Stock and Units." (a) The Company is authorized on the date hereof to issue an unlimited number of shares of Company Common Stock par value $0.10 per share. As of the date hereof, there are 7,123,105 shares of Company Common Stock issued and outstanding. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the stockholders of the Company on any matter. Other than (i) Operating Partnership Units which may be redeemed by the holders thereof for Company Common Stock or the cash equivalent thereof (at the option of the Company), (ii) options for approximately 281,050 shares of Company Common Stock subject to grant under the Company's 1997 Non-Employee Trustee Stock Option Plan or the Company's 1996 Share Option Plan, or (iii) as set forth in Schedule 3.3(a) to this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or other equity interests of the Company.

    (b) As of the date hereof, 9,691,248 Operating Partnership Units of the Operating Partnership are validly issued and outstanding, fully paid and nonassessable, of which 7,123,105 Operating Partnership Units are owned by the Company (collectively, the "Company Units"). There are no other classes of units, or any other form of limited partnership interest, of the Operating Partnership issued or outstanding as of the date hereof. Except as set forth in Schedule 3.3(b), and as contemplated herein, the Operating Partnership has not issued or granted securities convertible into interests in the Operating Partnership, and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in Operating Partnership, whether issued or unissued.

    (c) Except for interests in the Subsidiaries of the Company and the Operating Partnership, none of the Company or any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

    Section 3.4 "No Conflicts; No Defaults, Required Filings and Consents." Except as contemplated hereby, the execution and delivery by the Company of this Agreement or the Reorganization Documents, the Buyer Reorganization Agreement, or the consummation by the Company of the transactions contemplated hereby and thereby in accordance with the terms hereof or thereof, will not:

    (a) conflict with or result in a breach of any provisions of the Company's Declaration of Trust or By-laws of the Company, assuming, as to the Reorganization, the approval of the holders of such number of shares of Company Common Stock as shall constitute a majority of shares of Company Common Stock outstanding and entitled to vote;

    (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to, or accelerate vesting under, any of the Company stock option plans or Operating Partnership Unit option plans or similar compensation plan or any grant or award made under any of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

    (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the Company or its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

    (d) except as set forth in Schedule 3.4(d), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; or

    (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority, other than any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state securities laws ("Blue Sky Laws") (collectively, the "Regulatory Filings"), and any filings required to be made with the Secretary of State of The Commonwealth of Massachusetts, Maryland State Department of Assessments and Taxation, or any national securities exchange on which the Company Common Stock is listed, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and will not violate or conflict with any Rule or Regulation of any national securities exchange on which the Company Common Stock is listed, including, without limitation, the New York Stock Exchange, Inc. Without limiting the foregoing, no filing under the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act") is required by virtue of 16.C.F.R., Parts 801 and 802.

    Section 3.5 "Atlantic Tax Agreement." The Atlantic Tax Agreement, a true, correct and complete copy of which is attached as Exhibit C hereto, is valid, effective and binding on the parties thereto, subject to no defenses and no default has occurred thereunder.

    Section 3.6 "Atlantic Realty Trust." In reliance upon the Regulatory Filings of Atlantic Realty Trust, the Company believes that Atlantic Realty Trust has sufficient financial resources timely to meet its obligations under the Tax Agreement and to the Company's knowledge, Atlantic Realty Trust has no plans under which the net worth of Atlantic Realty Trust would be diminished to an extent which would impair the ability of Atlantic Realty Trust to fulfill its obligations under the Tax Agreement.

    Section 3.7 "SEC and Other Documents, Financial Statements; Undisclosed Liabilities." (a) The Company has delivered or made available to Buyer the Company Proxy Statement, the registration statement of the Company filed in 1988
with the Securities and Exchange Commission (the "SEC") in connection   with the
Company's initial public offering of Company Common Stock, and all exhibits, amendments and supplements thereto (collectively, the "Company Registration Statement"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the Company Registration
Statement, which are set forth in Schedule 3.7(a), each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). The Company Reports filed since May 31, 1996 and, to the Company's knowledge, the Company Reports filed on or prior to May 31, 1996 were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company Reports filed since May 31, 1996 and, to the Company's knowledge, the Company Reports filed on or prior to May 31, 1996 (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any Government Authority with respect to any of the Company Reports filed since May 31, 1996 and, to the Company's knowledge, the Company Reports filed on or prior to May 31, 1996.

    (b) Each of the balance sheets included in or incorporated by reference into the Company Reports filed since May 31, 1996 and, to the Company's knowledge, the Company Reports filed on or prior to May 31, 1996 (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports filed since May 31, 1996 and, to the Company's knowledge, the Company Reports filed on or prior to May 31, 1996 (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as may be noted therein and except, in, the case of the unaudited statements, normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    (c) Except as and to the extent set forth in the Company Reports or any Schedule hereto, to the Company's knowledge, none of the Company or any of its Subsidiaries has any Liabilities (nor do there exist any circumstances) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    Section 3.8  "Litigation, Compliance With Law."  (a) Except as disclosed in
Schedule 3.8(a), there are no Actions pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which question the validity hereof or any action taken or to be taken in connection herewith. Except as disclosed in Schedule 3.8(a), there are no continuing orders, injunctions or decrees of any Government Authority to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound.

    (b) Except as disclosed in Schedule 3.8(b) and except for the Tax Case, to the Company's knowledge none of the Company or its Subsidiaries is in violation of any current statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties which, if enforced, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    Section 3.9 "Absence of Certain Changes or Events." Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or in Schedule 3.9, since June 30, 1997, the Company and each of its Subsidiaries has conducted
its business only in the ordinary course of such business and   has not acquired
any real estate or entered into any financing arrangements in connection therewith, and there has not been (a) any change, circumstance or event that the Company reasonably expects, individually or in the aggregate, would result in a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Common Stock, except in accordance with Section 5.9, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its Subsidiaries, other than Commitments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (d) any change in the Company's accounting principles, practices or methods which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    Section 3.10 "Tax Matters; REIT and Partnership Status." (a) The Company and each of its Subsidiaries has timely filed with the appropriate taxing authority all material Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is true, complete and correct in all material respects and true, complete and correct copies of all Tax Returns as to which the statute of limitations has not run have been delivered to Buyer. The Company and each of its Subsidiaries has paid within the time and manner prescribed by law all material Taxes that are due and payable. The Company and each of its Subsidiaries has properly accrued all Taxes for such periods subsequent to the periods covered by such Tax Returns as required by GAAP. Except as set forth on Schedule 3.10(a), none of the Company or any of its Subsidiaries (i) has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax, or (ii) is a party to any pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it and to the Company's knowledge no basis exists for any such claim or assessment. No claim has been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Tax liens upon the assets of the Company or any of its Subsidiaries other than liens for Taxes not yet due and payable. Except as set forth on Schedule 3.10(a) there is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries, (i) claimed or raised by any taxing authority in writing or (ii) as to which the Company or any of its Subsidiaries has knowledge. The Company has not received a Tax ruling or entered into a closing agreement with any Tax authority that would have a continuing Material Adverse Effect after the Closing Date. No event, transaction, act or omission has occurred which will result in the Company becoming liable to pay or to bear any Tax as a transferee, successor or otherwise which is primarily or directly chargeable or attributable to any other person, firm or company which has not been properly accrued as required by GAAP. The Company and each Subsidiary have no Liability (whether by reason of any indemnity, warranty, tax sharing agreement or otherwise) to any other person in respect of any actual, contingent or deferred liability of such person for Taxes. The Company and each Subsidiary have complied (and will continue to comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3606, and 6041 and 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, paid over to the proper governmental authorities all amounts withheld from amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

    (b) The Company (i) has in its federal income tax return for its tax year ended December 31, 1996 elected to be taxed as a real estate investment trust ("REIT") within the meaning of Section 856 of the Code (the "Election"), (ii) with the exception of the Tax Case, such Election has remained in effect and will continue to remain in effect for each of the Company's taxable years,
(iii) with the exception of the Tax Case has complied and will comply, with all applicable provisions of the Code relating to a REIT, for each of its taxable years, (iv) with the exception of the Tax Case has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for each of its taxable years, (v) has not taken or omitted to take any action which could be expected to result in a challenge to its status as a REIT, and, except as set forth in Schedule 3.10(b)(i), to the Company's knowledge, no such challenge is pending or threatened, and (vi) will not be rendered unable to qualify as a REIT for federal income tax purposes as a consequence of the transactions contemplated hereby. As of the date hereof, (i) the Company is a "domestically-controlled" REIT within the meaning of Code Section

897(h)(4)(B) and is not a "pension-held REIT" within the meaning of Section 856(h)(3)(D) of the Code, and (ii) to the Company's knowledge, all non-domestic beneficial owners of Company Common Stock are set forth in Schedule 3.10(b)(ii). To the Company's knowledge, except as set forth in Schedule 3.10(b)(iii), no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in the Company.

    (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any employee, officer, or director of the Company or the Operating Partnership or any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    (d) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any contract, stock plan, program, arrangement or understanding currently in effect.

    (e) The Operating Partnership and each Subsidiary of the Company and the Operating Partnership organized as a partnership (and any other Subsidiary that files Tax Returns as a partnership for federal income tax purposes) has at all times been and will continue to be classified as a partnership for federal income tax purposes.

    (f) To the extent required for the Company, Buyer or Kimco to maintain or preserve its REIT status, all of the Operating Partnership's gross income, including its proportionate share of the gross income of any partnership in which it has an interest as a partner, is and will continue to be derived or treated for federal income tax purposes as derived from the following sources:
(i) dividends; (ii) interest; (iii) rents from real property; (iv) gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property) which is not stock in trade, inventory or other property held by the Operating Partnership, or any partnership in which it holds an interest as a partner primarily for sale to customers in the ordinary course of its trade or business.

    (g) To the extent required for the Company, Buyer or Kimco to maintain or preserve its REIT status, all leases entered into, or to be entered into by the Operating Partnership, or any other partnership in which the Operating Partnership is a partner, as well as any leases with respect to properties acquired by the Operating Partnership, or any other partnerships in which the Operating Partnership has a direct or indirect interest as a partner: (a) will not provide for rents based on the net income or profits of any person; (b) will not provide for the performance by such landlord of any services other than those which are usually and customarily provided to tenants in connection with occupancy only of rental property and are not services for the convenience of individual tenants ("Qualified Services"); and (c) will not derive rental income attributable to personal property in connection with a lease of real property in excess of 10 percent of the total rent attributable to both the real and personal property leased under such lease.

    (h) To the extent necessary for the Company, Buyer or Kimco to maintain or preserve its REIT status, any services which have been, are or will be rendered to tenants of property which is owned, or for federal income tax purposes is treated as owned, by the Operating Partnership, or any partnership in which it holds an interest as a partner, are or will be Qualified Services.

    (i) Any indebtedness with respect to the properties of the Operating Partnership currently qualifies and will continue to qualify for the exception from "acquisition indebtedness" set forth in Section 514(c)(9) of the Code.

    Section 3.11 "Compliance with Agreements." (a) With the exception of matters for which the Company will be promptly indemnified by Atlantic Realty Trust, neither the Company nor any of its Subsidiaries is, or at any Closing by virtue of the transaction contemplated in or by reference in this Agreement will be, in default under or in violation of any provision of its organization documents (e.g., the Company Declaration of Trust, any Subsidiary's declaration of trust or charter, the By-laws of the Company or any subsidiary, the Partnership Agreement, the Amended Partnership Agreement, the partnership agreement of any subsidiary, or equivalent documents), except for such defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    (b) The Company and each of its Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to be with any Government Authority and all other material reports and statements required to be filed by them, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, and have paid all fees or assessments due and payable in connection therewith, except for such failures to file or pay which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no unresolved violation asserted by any regulatory agency of which the Company has received written notice with respect to any report or statement relating to an examination of the Company or any of its Subsidiaries which, if resolved in a manner unfavorable to the Company or such Subsidiary, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    (c) The Company Reports or Schedule 3.11(c) set forth (i) a description of all material indebtedness of the Company and each of its Subsidiaries, whether unsecured, or secured or collateralized by mortgages, deeds of trust or other security interests in the Company Properties or any other assets of the Company and each of its Subsidiaries, or otherwise, and (ii) each Commitment entered into by the Company or any of its Subsidiaries (including any guarantees of any third party's debt or any obligations in respect of letters of credit issued for the Company's or any Subsidiary's account) which may result in total payments or liability in excess of $500,000, excluding Commitments made in the ordinary course of business with a maturity of less than one year or that are terminable on 30 days or less notice, and excluding

Commitments the breach of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True and complete copies of the foregoing have been delivered or made available to Buyer. Neither the Company nor any of its Subsidiaries is in default, and, to the Company's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, under any of the documents described in clause (i) or (ii) of this paragraph or in respect of any payment obligations thereunder except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All joint venture and partnership agreements to which the Company or any of its Subsidiaries is a party as of the date hereof are set forth in Schedule 3.11(c), all of which are in full force and effect as against the Company or such Subsidiary and, to the Company's knowledge, as against the other parties thereto, and none of the Company or any of its Subsidiaries is in default, and, to the Company's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, with respect to any obligations thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3.11(c), to the Company's knowledge, the other parties to such agreements are not in breach of any of their respective obligations thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Company's knowledge, there is no condition with respect to the Company's Subsidiaries (including with respect to the partnership agreements for the Company's Subsidiaries that are partnerships) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    (d) Except as disclosed in the Company Reports or any other Schedule hereto and except for (i) agreements made in the ordinary course of business and (ii) agreements the breach or non-fulfillment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect,
Schedule 3.11(d) sets forth a complete and accurate list of all material agreements entered into by the Company or any of its Subsidiaries as of the date hereof relating to the development or construction of, additions or expansions to, or management or leasing services for retail properties or other real properties which are currently in effect and under which the Company or any of its Subsidiaries currently has, or expects to incur, any material obligation. A true and complete copy of each such agreement has been delivered to Buyer.

    (e) Except as disclosed in Schedule 3.11(e) and in the Company Reports and except for (i) agreements made in the ordinary course of business and (ii) agreements the breach or non-fulfillment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect,
Schedule 3.11(e) sets forth a complete and accurate list of all material agreements entered into by the Company as of the date hereof which are not listed in any other Schedule hereto, including the material Debt Instruments. Each agreement set forth in Schedule 3.11(e) is in full force and effect as against the Company and, to the Company's knowledge, as against the other parties thereto, no payments, if any, thereunder are delinquent, and no notice of default thereunder has been sent or received by the Company or any of its Subsidiaries, except where the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There does not exist under any agreement set forth in Schedule 3.11(e) any default, and, to the Company's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. A true and complete copy of each such agreement has been delivered to Buyer.

    (f) Schedule 3.11(f) sets forth a complete and accurate list of all agreements and policies of the Company in effect on the date hereof relating to transactions with Affiliates and potential conflicts of interest, including such agreements with and such policies relating to Atlantic Realty Trust and related entities. Each agreement or policy set forth in Schedule 3.11(f) is in full force and effect, and the Company, each of its Subsidiaries, and, to the Company's knowledge, the other parties thereto are in compliance with such agreements and policies, or such compliance has been waived by the Company's Board as set forth in Schedule 3.11(f). A true and complete copy of each such agreement or policy has been delivered to Buyer.

    Section 3.12 "Financial Records; Company Declaration of Trust and By-laws; Corporate Records." (a) The books of account and other financial records of the Company since May 31, 1996, and to the Company's knowledge, prior to such date and each of its Subsidiaries are in all respects true and complete, since
May 31, 1996, and to the Company's knowledge, prior to such date have been maintained in accordance with good business practices, and are accurately reflected in all respects in the financial statements included in the Company Reports, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    (b) The Company has previously delivered or made available to Buyer true and complete copies of the Company Declaration of Trust and the By- laws of the Company, as amended to date, the Partnership Agreement, and Amended Partnership Agreement, and the charter, by-laws, organization documents, partnership agreements and joint venture agreements of the Subsidiaries, and all amendments thereto. All such documents are listed in Schedule 3.12(b).

    (c) The minute books and other records of corporate or partnership proceedings of the Company and each of its Subsidiaries have been made available to Buyer, and contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of the Company and its Subsidiaries which are corporations and all actions of the partners of the Operating Partnership and Subsidiaries which are partnerships, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    Section 3.13 "Properties." (a) Schedule 3.13(a)(i) sets forth a complete and accurate list of all real property owned by the Company or any of its Subsidiaries (collectively, and with all buildings, structures and other improvements located thereon and all easements, rights and other appurtenances thereto, the "Company Properties"). To the Company's knowledge, the Operating Partnership or, in the case of Company Properties owned by Subsidiaries, the Subsidiary or trustee holding legal title solely for the benefit of a Subsidiary indicated in Schedule 3.13(a)(i), owns good fee simple title to each of the Company Properties, in each case free and clear of any mortgage lien or deed of trust except for Permitted Liens or as disclosed in Schedule 3.13(a)(i).
Schedule 3.13(a)(ii) sets forth a complete and accurate list of all real property leased by the Company or any of its subsidiaries (the "Operating Leases"). Except for matters which do not, individually or in the aggregate, have a Material Adverse Effect, each Operating Lease is valid and subsisting and in full force and effect as against the landlord, with no default by the Company or any of its Subsidiaries existing thereunder.

    (b) To the Company's knowledge, except as disclosed in Schedule 3.13(b), all of the Company Properties are in compliance with Laws and Regulations (hereinafter defined) imposed or promulgated by law or any Governmental Authority which are typical for similar retail properties and none materially interferes with, impairs, or is violated by, the existence of any building or other structure or improvement which constitutes a part of, or the present use, occupancy or operation (or, if applicable, development) of the Company Properties taken as a whole, and such matters do not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, there is no pending, or to the Company's knowledge, threatened proceeding, action or suit, with respect to all or part of the Company Properties alleging any violation of any applicable law, regulation, rule, ordinance or code (collectively, "Laws and Regulations") which, if adversely decided, would, individually or in the aggregate, have a Material Adverse Effect.

    (c) The Company has provided to Buyer an accurate rent roll for each Company Property (each in the form of Exhibit N) as at August 1, 1997 (the "Rent Roll"), which identifies each lease of space in each Company Property (collectively, the "Company Leases"). With respect to each of the Company Leases listed in Schedule 3.13(c) (collectively, the "Material Company
Leases"), except as set forth in Schedule 3.13(c) and except for matters which do not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Material Company Leases is valid and subsisting and in full force and effect as against the Operating Partnership or the Subsidiary, as applicable, and, to the Company's knowledge, as against the tenant thereunder,
(ii) none of the Company or any of its Subsidiaries has received any written notice (which remains outstanding) from any tenant under any Material Company Lease of the intention of such tenant to vacate, (iii) except as set forth in
Schedule 3.13(c), no tenant under any of the Material Company Leases has any purchase options or kick-out rights, and (iv) except as set forth in Schedule 3.13(b), no tenant under any Material Company Lease has any right of early termination (other than in the case of casualty, condemnation or default by landlord). The Company has provided to Buyer an accurate delinquency report, as at July 31, 1997, for each Material Company Lease.

    (d) Except as set forth in the Rent Roll or in Schedule 3.13(d) hereto, and except for any certain rights of first refusal which may be set forth in the sections of the partnership agreements referenced in Schedule 3.4(d) and which relate to partnerships in which the Company, directly or indirectly, owns less than a 100% interest, none of the Company or any of its Subsidiaries has granted any outstanding options or has entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, or other transfer of all or any part of any Company Properties, and no person has any right or option to acquire, or (except with respect to any Company Leases that are not Material Company Leases) right of first refusal with respect to, the Company's or any of its Subsidiaries' interest in any Company Property or any part thereof.

    (e) Schedule 3.13(e) contains a list of each Company Property for which the Company has a valid and enforceable option or other agreement to purchase (collectively, the "Development Properties") and a brief description of the development or rehabilitation intended by the Company or any Subsidiary to be carried out or completed thereon (collectively, the "Projects"), including any budget and development or rehabilitation schedule therefor prepared by or for the Company or any Subsidiary (collectively, the "Development Budget and Schedule"). Other than with respect to the Development Properties, no similar project is under consideration as to which the Company will expend more than $50,000 before subjecting the property under consideration to such an option or agreement to purchase.

    (f) Schedule 3.13(f) sets forth a complete and accurate list of all material commitments, signed letters of intent or similar written or oral understandings which the parties have determined shall be reduced to writing made or entered into between the Company and another person or any of its Subsidiaries as of the date hereof (i) to lease any space larger than 25,000 rentable square feet at any of the Company Properties, (ii) to sell, mortgage, pledge or hypothecate any Company Property, or (iii) to purchase any real property, which, in any such case, has not yet been reduced to a written lease or contract, and sets forth with respect to each such commitment, signed letter of intent or other understanding the principal terms thereof. No commitments, letters of intent or similar written understandings as to the matters referred to above and not set forth on Schedule 3.13(f) have been entered into by the Company or any of its Subsidiaries other than in the ordinary course of conduct of the Company's business.

    (g) The Company and each of its Subsidiaries have good and sufficient title to all the personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of the Company and its Subsidiaries as of June 30, 1997, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, except for Permitted Liens which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

    (h) There is no pending or, to the Company's knowledge, threatened proceeding, suit or action against the Company which, if adversely decided, would prevent or materially delay the consummation of the transaction contemplated herein or materially adversely affect the Company Property.

    (i) There is no material misstatement or omission in the foregoing representations except for such matters as are existing in the ordinary course of the conduct of the Company's business and which do not, individually or in the aggregate, have a Material Adverse Effect.

    Section 3.14 "Environmental Matters." (a) To the Company's knowledge, each of the Company and its Subsidiaries has obtained, and now maintains as currently valid and effective, all material permits required of it under the Environmental Laws (the "Environmental Permits") in connection with the existing operation of its businesses and properties, all of which are listed in Schedule 3.14(a)(i). To the Company's knowledge, except as disclosed in the Executive Summaries of the Company Environmental Reports or in Schedule 3.14(a)(i), each of the Company and its Subsidiaries, and each Company Property is in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws, except (i) to an extent which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (ii) matters relating to the spill of gasoline at the site of the Shell Food Mart (the "Shell Site") at Jackson Crossing Shopping Center in Jackson, Michigan. The Shell Site was the scene of two gasoline spills as described in the Phase I Environmental Assessment for the Jackson Crossing Shopping Centers, prepared for Ramco Gershenson, Inc. and RPS Realty Trust by McLaren/Hart Engineers Midwest, Inc., Project No. 07.0803063.001, February 6, 1995, a portion of which is attached hereto in
Schedule 3.14(a)(ii). The operator (Walters-Demmick Petroleum, Inc.) and prior owner of the Shell Site have executed agreements containing indemnification provisions in favor of the Company which are attached in Schedule 3.14(a)(ii) (such agreements being in full force and effect). To the Company's knowledge, consultants have been retained by the operator with regard to efforts to remediate the Shell Site. Remedial action has been initiated by the operator.
A property owner adjacent to the Shell Site has initiated litigation against the Company, the Shell Site operator and the prior owner with regard to the effect of the spills on the adjacent property. That matter is pending. Except as described above, the Company has no knowledge of any circumstances that may prevent or interfere with such compliance in the future.

    (b) Each of the Company and its Subsidiaries has given Buyer access to all files in its possession or subject to its control containing material written information and written communications (whether from a Government Authority, citizens' group, employee or other person) regarding (x) alleged or suspected noncompliance of any of the Company Properties with any Environmental Laws or Environmental Permits or (y) alleged or suspected liability of the Company or its Subsidiaries under any Environmental Law. No such noncompliance or liability would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    (c) To the Company's knowledge, no actions by a Government Authority have been taken or are in process concerning Environmental Claims which are reasonably likely to subject any Company Property to environmental liens or other environmental related encumbrances.

    (d) Except as described in Section 3.14(a), no Environmental Claim with respect to the operations or the businesses of the Company or its Subsidiaries, or with respect to the Company Properties, has been asserted or, to the Company's knowledge, threatened, and remains outstanding and, to the Company's knowledge, no circumstances exist with respect to the Company or its Subsidiaries or the Company Properties that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, against (i) the Company or its Subsidiaries, or (ii) to the Company's knowledge, any person whose liability for any Environmental Claims the Company or its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except, in the case of each of the foregoing, to the extent the same would not, individually or in the aggregate, reasonably be expected to have a Material Advance Effect.

    (e) Except as disclosed in Schedule 3.14(e) or set forth in the Executive Summaries of the Company Environmental Reports, (i) none of the Company or its Subsidiaries has been notified or, to the Company's knowledge, anticipates being notified of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National

Priorities List or its state or foreign equivalents pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., or analogous state or foreign laws, (ii) to the Company's knowledge, no Materials of Environmental Concern (other than materials which are not introduced into the locale by or as a result of human intervention) are present on, in or under any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iii) to the Company's knowledge, none of the Company or its Subsidiaries has Released or arranged for the Release of any Materials of Environmental Concern at any location to an extent or in a manner which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, and (iv) to the Company's knowledge, no underground storage tanks, disposal areas (except disposal facilities customarily used in connection with shopping center operations) or disused industrial equipment is present at any Company Property.

    (f) Schedule 3.14(f) contains a list of the most recent Phase I (as defined by ASTM Standard 1527-97) environmental report prepared for the Company or its Subsidiaries or otherwise in the possession of any of them with respect to the environmental condition of any Company Property (collectively, the "Company Environmental Reports"). Copies of the executive summaries or conclusions included in the Company Environmental Reports (collectively, the "Executive Summaries of the Company Environmental Reports") have previously been delivered by the Company to Buyer. Copies of each of the Company Environmental Reports will be delivered or made available to Buyer within five Business Days from the date hereof. Except as disclosed in Schedule 3.14(a)(i) and (ii) or in the Company Environmental Reports, the Executive Summaries of the Company Environmental Reports disclose all matters known to the Company in respect of the environmental condition (including violations of Environmental Laws, Environmental Claims and the presence or Release of any Materials of Environmental Concern) of the Company Properties that are individually or in the aggregate, reasonably expected to result in a Material Adverse Effect (it being understood, however, that reference in the Executive Summaries of the Company Environmental Reports to other environmental reports, investigations, assessments or other documents shall not constitute disclosure of the contents thereof except to the extent such contents are fully in the Executive Summaries of the Company Environmental Reports).

    (g) For purposes hereof, the terms listed below shall have the following meanings:

         (i) "Claim" shall mean all actions, causes of action, suits, controversies,promises, trespasses, damages, judgments, executions, claims, liabilities and demands whatsoever, in law or equity.

        (ii) "Environmental Claim" shall mean any outstanding Claim investigation or notice (written or oral) by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (A) the presence, generation, transportation, treatment, use, storage, disposal or Release of Materials of Environmental Concern or the threatened Release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

       (iii) "Environmental Laws" shall mean applicable federal, state, local, provincial, municipal and foreign laws, ordinances, rules, by-laws, orders, statutes, regulations, agreements with federal, state, local, provincial or municipal authorities, treaties, relating to the pollution or protection of the environment or of flora or fauna or their habitat or of human health and safety, or to the cleanup or restoration of the environment, including, but not limited to, any laws relating to (A) generation, treatment, storage, disposal or transportation of wastes, emissions or discharges or protection of the environment from the same, and (B) exposure of persons to, or Release or threat of Release of, Materials of Environmental Concern.

        (iv) "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products and hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. Section 6601(14)), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

         (v) "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration.

    Section 3.15 "Employees and Employee Benefit Plans." (a) Schedule 3.15(a) sets forth a complete and accurate list of all employment agreements with employees of the Company or any of its Subsidiaries. Except for the employees who are parties to such employment agreements, all of the employees of the Company and each of its Subsidiaries are employed on an at-will basis (except for restrictions or limitations on the at-will basis of such employees imposed by general principles of law or equity).

    (b) The Company Reports or Schedule 3.15(b) sets forth a complete and accurate list of all Employee Benefit Plans and all material Benefit Arrangements which affect Employees of the Company or any of its Subsidiaries (the "Company Plans"). With respect to each Company Plan, the Company has made available (including for copying) to Buyer true and complete copies of (i) the plans and related trust documents and amendments thereto, (ii) the most recent summary plan descriptions, if any, and the most recent annual report, if any, and (iii) the most recent actuarial valuation (to the extent applicable).

    (c) With respect to each Company Plan, (i) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) there is no, and never has been any, Pension Plan included in the Company Plans, and (iii) none of the Company or any of its Subsidiaries has any funding commitment or other liabilities except as reserved for in the financial statements in or incorporated by reference into the Company Reports, and, in the case of clause
(i) through (iii), except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    (d) None of the Company or any of its Subsidiaries has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase benefits or compensation of Employees of the Company or any of its Subsidiaries (except for normal increases in compensation consistent with past practices), and to the Company's knowledge, no intention to do so has been communicated to Employees of the Company or any of its Subsidiaries.

    (e) There are no pending or, to the Company's knowledge, anticipated claims against or otherwise involving any of the Company Plans or any fiduciaries thereof with respect to their duties to the Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought against or with respect to any such Company Plans.

    (f) Neither the Company, the Operating Partnership or any entity under "common control" with the Company or the Operating Partnership within the meaning of Section 4001 of ERISA has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA) and neither the Company, the Operating Partnership, or any ERISA Affiliate of either of the Company or the Operating Partnership maintains, has maintained, or is or has been required to contribute to any Pension Plan subject to Title IV of ERISA or to Section 302 of ERISA or Section 412 or 4971 of the Code.

    (g) Except as set forth on Schedule 3.15(g), the Company and its Subsidiaries do not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any Employee or former Employee upon his retirement or termination of employment and, to the Company's knowledge, the Company and its Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

    (h) For purposes hereof, "Employee Benefit Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by a party hereto or in which a party hereto participates or participated and which provides benefits to Employees, including (i) any such plan that are "employee welfare benefit plans" as defined in Section 3(l) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), and (ii) any such plans that constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultancy or severance contracts and other polices or practices of a party hereto providing employee or executive compensation or benefits to Employees, other than Employee Benefit Plans. "Employees" mean all current employees, former employees and retired employees of a party hereto or any of its Subsidiaries, including employees on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code,
(iv) the continuation coverage requirements of Section 601 et seq, of ERISA and
Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Plans.

    (i) With respect to any Pension Plan, Welfare Plan or Benefit Arrangement, there does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4212(c) of ERISA.

    (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    Section 3.16 "Labor Matters." Except as set forth in Schedule 3.16, none of the Company or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except for the matters set forth in Schedule 3.16 (none of which matters would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

    Section 3.17 "Affiliate Transactions." Schedule 3.17 sets forth a complete and accurate list of all transactions, series of related transactions or currently proposed transactions or series of related transactions entered into by the Company or any of its Subsidiaries since September 30, 1996 which were not entered into in the ordinary course of business and are of the type required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Laws. A true and complete copy of all agreements or contracts relating to any such transaction has been made available to Buyer.

    Section 3.18 "Insurance." The Company and the Operating Partnership maintain insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each of its Subsidiaries (collectively, the "Insurance Policies" ) which are of a type and in amounts customarily carried by persons conducting businesses similar to those of the Company and the Operating Partnership. There is no material claim by the Company or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

    Section 3.19 "Proxy Statement." The Proxy Statement and all of the information included or incorporated by reference therein (other than any information supplied or to be supplied by Buyer, Kimco and the Advancing Party for inclusion or incorporation by reference therein) will not, as of the date such Proxy Statement is first mailed to the shareholders of the Company and as of the time of the meeting of the shareholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

    Section 3.20 "Maryland Takeover Law." The terms of Section 3-602 and Subtitle 7 of Title 3 of the Corporations & Associations Code of Maryland will not apply to Buyer, the Advancing Party, Kimco, any assignee of Buyer, the Advancing Party or Kimco, any Units Purchase or Stock Purchase, the Reorganization, the Buyer Reorganization or any other transaction contemplated hereby.

    Section 3.21 "Vote Required." The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote hereon and duly present in person or by proxy at a meeting duly called to vote hereon is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Registration Rights Agreement, the Reorganization Documents, the Amended Company Declaration, the Buyer Reorganization Agreement, and the transactions contemplated hereby and thereby, including, without limitation, the Reorganization and the Buyer Reorganization.

    Section 3.22 "Brokers or Finders." No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of the Company, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company in connection with this Agreement or any of the transactions contemplated hereby for which Buyer will be responsible.

    Section 3.23 "Knowledge Defined." As used herein, the phrase "to the Company's knowledge" (or words of similar import) means the actual, unimputed knowledge of the members of the Board of Trustees of Ramco-Gershenson Properties Trust and of those other individuals identified in Schedule 3.23, and includes any facts, matters or circumstances set forth in any written notice from any Government Authority or any other material written notice received by Ramco-Gershenson Properties Trust or any Subsidiary, and also including any matter of which Buyer informs Ramco-Gershenson Properties Trust in writing. The members of the Board of Trustees of Ramco-Gershenson Properties Trust and the individuals identified in Schedule 3.23 constitute all relevant persons in Ramco-Gershenson Properties Trust who know of the facts being represented.

    Section 3.24 "Disclosure of Facts." To the Company's knowledge there are no facts peculiar to the Company or the Operating Partnership that the Company has not disclosed to Buyer and the Advancing Party that materially and adversely affect or, insofar as the Company reasonably can foresee, will materially and adversely affect, the business, financial condition, assets, results of operations or prospects of the Company, the Subsidiaries, or the Operating Partnership.

    Section 3.25 "Construction of Material Adverse Effect." For purposes of the construction of any representation and warranty in this Section 3, and as to the accuracy thereof, the term "Material Adverse Effect" shall be considered in each and every event on an aggregate basis with all other representations and warranties which contain an exception for Material Adverse Effect such that, if and when one or more of such representations and warranties, considered in the aggregate, prove to be inaccurate to the extent that either of the amounts established in the definition of Material Adverse Effect is exceeded, then all such representations and warranties which are subject to exception based on Material Adverse Effect shall, if inaccurate in any respect, be deemed to be inaccurate without regard to an exception for Material Adverse Effect and the amount or amounts involved in each such inaccuracy shall be determined as if no such exception was present.

    Section 3.26 "JCP Realty." The number of Operating Partnership Units currently held by JCP Realty is 89,063.

    Section 3.27 "Formation of Maryland Trust." The Company has caused to have been formed the Maryland Trust in Maryland and has caused it to enter into the Joinder Agreement.

    Section 3.28 "Business of Maryland Trust." The Maryland Trust has no obligations, Liabilities and does not carry on any activities, and until the Reorganization will not incur any obligations or Liabilities or conduct any activities.

                                   ARTICLE 4

        Representations and Warranties of Buyer and the Advancing Party

    Buyer and the Advancing Party hereby severally and not jointly represent and warrant to the Company as follows:

    Section 4.1 "Organization." (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Buyer has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement, the Registration Rights Agreement, the Buyer/Colorado Sharing Agreement, the Buyer/Kimco Share Purchase Agreement and the Buyer Reorganization Agreement, and to perform its obligations hereunder and thereunder.

    (b) Based solely upon representations made by Kimco to the Buyer in the Buyer/Kimco Share Purchase Agreement and without independent investigation by Buyer, Kimco is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite organizational power and authority to open, operate, lease and encumber its properties and carry on its business as now conducted, and to enter, and perform the Buyer/Kimco Share Purchase Agreement. A true, complete and correct copy of the Buyer/Kimco Share Purchase Agreement is attached as Exhibit E.

    (c) The Advancing Party is composed of (i) the Colorado Investor, (ii) Stichting Pensionfonds ABP, (iii) Stichting Bedrijspensioenfonds Voor De Metaalnijverheid, (iv) The Morgan Stanley Real Estate Special Situations Funds I and II, L.P., and (v) MS Real Estate Special Situations Inc.

    (d) MSAM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. MSAM has all requisite power and authority to own and operate its properties and carry on its business as now conducted. MSAM is duly authorized to enter into this Agreement and to consummate the transactions contemplated hereby on behalf of the Advancing Party.

    Section 4.2 "Due Authorization." The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Buyer/Colorado Sharing Agreement, the Buyer Reorganization Agreement and the Buyer/Kimco Share Purchase Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer. MSAM is duly authorized to enter into and perform this Agreement, the Registration Rights Agreement, the Buyer/Colorado Sharing Agreement, the Buyer Reorganization Agreement and the Buyer/Kimco Share Purchase Agreement, on behalf of itself and the Advancing Party. This Agreement has been duly executed and delivered by each of Buyer and MSAM on behalf of the Advancing Party and constitutes the valid and legally binding obligations of Buyer and the Advancing Party, enforceable against Buyer or the Advancing Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

    Section 4.3 "Conflicting Agreements and Other Matters." Neither the execution and delivery of this Agreement, the Registration Rights Agreement, the Buyer/Colorado Sharing Agreement, the Buyer Reorganization Agreement and the Buyer/Kimco Share Purchase Agreement nor the performance by Buyer or MSAM on behalf of the Advancing Party, as the case may be, of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents or agreements of Buyer, MSAM or any member of the Advancing Party, as the case may be, or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which Buyer or MSAM, as the case may be, is bound, except for filings with Governmental Authorities which have been accomplished and after any Closing to the extent required under
Section 13(d) of the Exchange Act.

    Section 4.4  "Acquisition for Investment, Sophistication, Source of Funds."
(a) Buyer is acquiring the Preferred Units being purchased by it, including those purchased on behalf of the Colorado Investor and MSAM, on behalf of the Advancing Party, and Kimco will be acquiring the Company Preferred Stock being received in the Buyer Reorganization or purchased by it, in each case, for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Neither Buyer, MSAM, the Advancing Party nor Kimco has a present intention or plan to effect any distribution of Preferred Units or shares of Company Preferred Stock, provided that the disposition of Preferred Units and Company Common Stock owned by Buyer and MSAM on behalf of the Advancing Party, the

Colorado Investor and Kimco shall at all times be and remain within its respective control, subject to the provisions of this Agreement and the Registration Rights Agreement. Buyer, Kimco and the Advancing Party are each able to bear the economic risk of the acquisition of Preferred Units and Company Preferred Stock pursuant hereto and can afford to sustain a total loss on such investment, and MSAM, on its own behalf and on that of Buyer and the other persons included in the Advancing Party and Kimco has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment, and therefore has the capacity to protect the interests of Buyer, the Advancing Party and Kimco in connection with the acquisition of Preferred Units and Company Preferred Stock pursuant hereto.

    (b) Subject to the provisions of Section 10.1, at the Initial Closing and at each subsequent Closing, the Advancing Party, shall have available and advance to Buyer all of the funds necessary to satisfy Buyer's obligations hereunder and to pay any related fees and expenses in connection with the foregoing.

    Section 4.5 "Proxy Statement." None of the information supplied or to be supplied by Buyer and MSAM on behalf of itself and the Advancing Party for inclusion or incorporation by reference in the Proxy Statement will, as of the date the Proxy Statement is first mailed to the shareholders of the Company and as of the time of the meeting of the shareholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    Section 4.6 "Brokers or Finders." No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of Buyer or the Advancing Party, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Buyer or the Advancing Party in connection with this Agreement or any of the transactions contemplated hereby for which the Company will be responsible.

    Section 4.7  "Buyer Reorganization."  The Buyer Reorganization will not
cause the Company to incur any Liabilities, except that transactional   costs
relating to the Buyer Reorganization paid or incurred by the Company or its Operating Partnership will be for the account of the Company.


                                   ARTICLE 5

                         Covenants Relating to Closings

    Section 5.1 "Taking of Necessary Action." (a) Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Amended Partnership Agreement, the Reorganization Documents, the Buyer

Reorganization Agreement, and the Registration Rights Agreement, including, without limitation, the Reorganization, the adoption, and accomplishment of all attendant filings to cause to be in full force and effect, the Amended Company Declaration, and the Buyer Reorganization, subject to the terms and conditions hereof and thereof.

    (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement (the "Proxy Statement") in substantially the form attached hereto as Exhibit O, with such changes as shall be proposed by the staff of the SEC or by the Company upon advice of counsel and approved by Buyer (such approval not to be unreasonably withheld or delayed), by which the Company's stockholders will be asked to approve the Reorganization, the Buyer Reorganization, the Amended Company Declaration, the issuance of shares of Company Preferred Stock contemplated hereby, and any other matter as to which shareholder approval is necessary or convenient in order to consummate the transactions contemplated in this Agreement or in the agreements referenced herein. The Proxy Statement as initially filed with the SEC, as it may be amended and refiled with the SEC and as it may be mailed to the Company's shareholders, shall be in form and substance reasonably satisfactory to Buyer and the Advancing Party. The Company shall use its reasonable efforts to respond to any comments of the SEC, and to cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable time. As promptly as practicable after the date hereof, the Company shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, (the "Other Filings"), and Buyer shall prepare and file any filings required by the HSR Act. The Company will notify Buyer promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Proxy Statement and any Other Filing shall comply in all material respects with all applicable requirements of law. Buyer shall provide the Company all information about Buyer required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with the Company in taking the actions described in this paragraph. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or Buyer, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company, such amendment or supplement. Subject to the provisions of
Section 5.7, the Proxy Statement shall include the recommendation of the Board of the Company that the shareholders of the Company vote in favor of and approve the Reorganization, the Buyer Reorganization, the Amended Company Declaration, the issuance of Company Preferred Stock pursuant to this Agreement, the Reorganization Documents, and the Buyer Reorganization Agreement, including, without limitation, the Reorganization, the adoption, and accomplishment of all attendant filings to cause to be in full force and effect, the Amended Company Declaration, and the Buyer Reorganization.

    (c) The Company shall call a meeting of its stockholders to be held as promptly as practicable but not later than June 30, 1998 for the purpose of voting upon (i) the Reorganization, (ii) the Amended Company Declaration, (iii) the issuance of Company Preferred Stock in connection with the transactions contemplated hereby, and (iv) the Buyer Reorganization.

    (d) On or before the date hereof, the Company shall have obtained all necessary consents of the partners of the Operating Partnership to the Amended Partnership Agreement, and shall have obtained all signatures of said partners such that the Amended Partnership Agreement is in full force and effect.

    (e) If the matters to be voted upon pursuant to Section 5.1(c) are not approved by the Company's shareholders, then, at Buyer's option, the Company shall submit such matters to a vote of its shareholders for their approval of such matters at its next annual meeting of shareholders. Following such time as the Company's shareholders shall approve such matters as contemplated hereby, the Company shall take such steps as are necessary or desirable to facilitate the Reorganization, the Buyer Reorganization, and the automatic exchange of Preferred Units for Company Preferred Stock in accordance with the Buyer Reorganization Agreement and the Amended Partnership Agreement.

    (f) The Company shall use its commercially reasonable best efforts to obtain the lender and partner consents set forth in Schedule 3.4(d).

    Section 5.2 "Buyer/Colorado Sharing Agreement." At the Initial Closing, the Buyer and the Colorado Investor shall enter into the Buyer/Colorado Sharing Agreement.

    Section 5.3 "Registration Rights Agreement." At the Initial Closing, the Company, Buyer and the Advancing Party shall enter into the Registration Rights Agreement.

    Section 5.4 "Reorganization Documents and Joinder Agreement." At the Initial Closing, the Company and all other indicated persons shall enter into and deposit in escrow with Honigman Miller Schwartz and Cohn the Reorganization Documents and the Joinder Agreement pursuant to escrow arrangements established pursuant to a writing (the "Escrow Letter") by and among the Company, Buyer and Honigman Miller Schwartz and Cohn, dated as of the date hereof (the "Reorganization Escrow," which term shall include any written agreement or condition as to such arrangement, and provided that true, correct and complete copies of the same shall have been delivered at the Initial Closing). If, prior to the consummation of the Reorganization and the Buyer Reorganization, it is determined that there is a more advantageous method of structuring the Reorganization and the Buyer Reorganization in order to achieve the intended tax free treatment of the Reorganization and the Buyer Reorganization, the parties agree to modify the Reorganization Documents and the Buyer Reorganization Agreement so as to accomplish such aim.

    Section 5.5 "Buyer Reorganization Agreement." At the Initial Closing, the Maryland Trust, the Company the Advancing Party and the Buyer shall enter into the Buyer

Reorganization Agreement and shall cause the Buyer Reorganization Agreement to be placed in the Reorganization Escrow.

    Section 5.6 "Company Preferred Stock." If, at the meeting of the shareholders of the Company held pursuant to Section 5.1(c), the proposals set forth in Section 5.1(c) are not approved, then, and thereafter the Buyer and the Colorado Investor may notice the redemption of Preferred Units in accordance with Section 11.7 of the Amended Partnership Agreement and exercise their rights as set forth under the Registration Rights Agreement.

    Section 5.7 "Atlantic Tax Agreement." The Atlantic Tax Agreement shall not be amended in any manner and the obligations of Atlantic Realty Trust shall not be waived or Atlantic Realty Trust shall not be released from its obligations thereunder without the consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion.

    Section 5.8 "Public Announcements; Confidentiality." (a) Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in Section 5.8(b), the Company, Kimco, the Advancing Party, Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, the Reorganization Documents, the Buyer Reorganization Agreement, the Amended Company Declaration and the Amended Partnership Agreement, and any of the transactions contemplated hereby or thereby or by documents referred herein or therein. Pursuant to the terms of the Buyer/Kimco Share Purchase Agreement, Kimco has agreed to observe the provisions of this Section 5.8(a)

    (b) Buyer and the Advancing Party and Kimco each agree that all information provided to Buyer and the Advancing Party or any of their representatives pursuant to this Agreement shall be kept confidential, and neither Buyer nor the Advancing Party shall disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of Buyer and the Advancing Party who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information; provided, however, the foregoing obligation of Buyer and the Advancing Party shall not (i) relate to any information that (1) is or becomes generally available other than as a result of unauthorized disclosure by Buyer or the Advancing Party or by persons to whom Buyer or the Advancing Party has made such information available, (2) is or becomes available to Buyer or the Advancing Party on a non-confidential basis from a third party that is not, to Buyer's or the Advancing Party's knowledge, bound by any other confidentiality agreement with the Company, or
(ii) prohibit disclosure of any information if required by any instrument governing the Advancing Party or the management of its affairs or the affairs of its constituent members, law, rule, regulation, court order or other legal or governmental process. Pursuant to the terms of the Buyer/Kimco Share Purchase Agreement, Kimco has agreed to observe the provisions of this Section 5.8(b).

    Section 5.9 "Conduct of the Business." Except for transactions contemplated hereby, during the period from the date hereof to February 1, 1999 (or such earlier date on which the Remaining Equity Commitment is equal to zero) the Company will, except as otherwise consented to or approved by Buyer in writing or as permitted or required hereby, conduct the business of the Company and its Subsidiaries and engage in transactions only in the ordinary course, and during the period from the date hereof to the date on which the Company Preferred Stock and the Preferred Units (if applicable) shall have been converted to Company Common Stock in accordance with the Amended Company Declaration or the Amended Partnership Agreement, as applicable, the Company will not, except as otherwise consented to or approved by Buyer in writing or as permitted or required hereby:

         (a) change any provision of the Amended Company Declaration or the Amended By-laws of the Company in a manner that would be adverse to Buyer or change any provision of the Amended Partnership Agreement in a manner that would be adverse to Buyer or the shareholders of the Company, considered as a whole prior to the time at which Buyer purchases Purchased Shares, the Company will not take any steps which pursuant to Sections 4(b),(c) and (d) of the Articles Supplementary require the consent or vote of the holders of 51% of the outstanding shares of Company Preferred Stock without the consent of Buyer; or

         (b) except for Permitted Issuances, change the number of shares of the authorized or issued capital stock of the Company or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Company, or any securities convertible into shares of such stock (including Operating Partnership Units), or split, combine or reclassify any shares of the capital stock of the Company or declare, set aside or pay any extraordinary dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem or otherwise acquire any shares of such capital stock.

    Notwithstanding the foregoing, the parties acknowledge that the Company has entered into a purchase agreement with certain clients advised by DRA pursuant to which it has agreed, subject to various conditions and contingencies, to purchase 15 shopping centers owned by DRA in the southeastern United States. The Company is presently engaging in a due diligence investigation of such shopping centers. Each of the Buyer and the Advancing Party hereby consent to the proposed transaction with DRA.

    Section 5.10 "No Solicitation of Transactions." Unless and until this Agreement is terminated in accordance with its terms, none of the Company or its Subsidiaries shall, directly or indirectly, through any officer, trustee, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any competing transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize or knowingly permit any of the officers, trustees, directors or employees of such party or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries to take any such action, and the Company shall notify Buyer orally (within one Business Day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver to Buyer a copy of such inquiry or proposal.

    Section 5.11 "Information and Access." From the date hereof until such date as the Remaining Equity Commitment shall be zero, a Qualified Underwritten Offering shall have occurred and the Company Preferred Stock shall have been converted to Company Common Stock in accordance with the Amended Company Declaration, (i) the Company and its Subsidiaries shall afford to Buyer and Buyer's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Buyer (1) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Laws, and (2) all other information concerning their businesses, personnel and the Company Properties as Buyer may reasonably request and is such as the Company provides so other holders of a substantial portion of Company Stock (subject, however, to the limitations of the Securities
Laws), and (ii) Buyer shall have the right to conduct or cause to be conducted an environmental inspection and review of any Company Properties or request that the Company update, at Buyer's expense, any existing environmental reports, reviews or inspections thereof, in which case the Company shall promptly so update its environmental reports, reviews and inspections and cause them to be certified to Buyer by the firm or person who has prepared such report or conducted such review or inspection. Buyer and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the businesses of the Company or its Subsidiaries.

    Section 5.12 "Notification of Certain Matters." Each of Buyer, the Advancing Party, Kimco and the Company shall use its good faith efforts to notify the other parties in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of any party to so notify the other parties shall not be deemed a breach of this Agreement.


                                   ARTICLE 6

                          Certain Additional Covenants

    Section 6.1 "Resale." Buyer, the Advancing Party and Kimco each acknowledge and agree that the Preferred Units and Company Preferred Stock that Buyer or the Advancing Party, as the case may be, will acquire in any Stock Purchase will not, as of the relevant Closing thereof, be registered under the Securities Act or the securities laws of any state and that Preferred Units and shares of Company Preferred Stock may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such state securities laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state securities laws is available.

    Section 6.2 "Use of Funds." The Company shall use the funds received from the Units Purchases and Stock Purchases for the repayment of existing or future indebtedness (of either the Company or the Operating Partnership), or the acquisition or development by the Operating Partnership of assets or to meet its operating objectives in purchasing or redeveloping retail properties of the nature operated by Ramco- Gershenson Properties Trust on September 30, 1997 and shall not use any funds received directly or indirectly from Units Purchase or Stock Purchases to effect purchases of Company Stock, nor shall the Company require that any Subsequent Purchase be effected to directly or indirectly replenish funds used to effect purchases of Company Stock.


    Section 6.3 "REIT Status." From and after the date hereof but subject to any limitations that may be imposed by virtue of the Tax Case, and so long as Buyer, Kimco or the Advancing Party owns 2% or more of the outstanding Company Stock, the Company will elect to be taxed as a REIT in its federal income tax returns, will comply with all applicable laws, rules and regulations of the Code relating to a REIT, and will not take any action or fail to take any action which could reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

    Section 6.4 "Amended Company Declaration." Subject to the approvals of the Company's shareholders at the Shareholders Meeting, as aforesaid, the Amended Company Declaration will have been duly executed and recorded such that it is the operative organization document of the Company, and the shares of Company Preferred Stock will have been duly and validly issued to the Advancing
Party in accordance with the terms of this Agreement, the Buyer Reorganization Agreement and the Amended Company Declaration.

    Section 6.5 "UBTI Covenant." The Operating Partnership covenants to operate in such manner so as to not generate unrelated business taxable income under Sections 511 through 514 of the Code in excess of $200,000 in any taxable year.

    Section 6.6 "Guarantee." The Advancing Party hereby unconditionally and irrevocably guarantees and agrees to be responsible for the payment and performance of all of Buyer's obligations hereunder.

    Section 6.7 "Conversion, Redemption and Adjustments." Operating Partnership Units will be redeemed and converted as set forth in the Amended Partnership Agreement, subject to such adjustments as set forth therein.

    Section 6.8 "Preemptive Rights." (a) Until the conclusion of any Qualified Underwritten Offering and for so long as any Preferred Units or shares of Company Preferred Stock are outstanding, Advancing Party shall have the rights set forth in this Section 6.8 as if it was the holder of record and beneficially of all such outstanding Preferred Units or shares of Company Preferred Stock. The rights set forth herein are in favor of Advancing Party and its successors and assigns, provided that any exercise procedures to be accomplished hereunder shall be performed by the Advancing Party or its nominee and no other person may accomplish such procedures or seek to exercise the preemptive right set forth in this Section 6.8. Absent an express assignment of the rights of Advancing Party under this Section 6.8, no transfer by Buyer or the Advancing Party of shares of Company Preferred Stock shall affect the rights of Buyer hereunder.

    (b) Advancing Party shall have, as if it were the holder of each and every of the issued and outstanding shares of Preferred Units or shares of Company Preferred Stock, at any time and from time to time, the preemptive right to purchase, in the case of the proposed issuance (other than Permitted Issuances) by the Company of, or the proposed granting by the Company of shares of, any class of Company Stock, or any rights to subscribe for or to purchase, or any options for the purchase of, Company Stock or any stock or securities convertible into or exchangeable for Company Stock (including, without limitation, interests in the Operating Partnership) (such rights or options being hereinafter referred to as "Options" and such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities"). On each occasion that the Company proposes to issue Company Stock, Options or Convertible Securities, or any of the foregoing (including, without limitation, upon the Qualified Underwritten Offering, the conclusion of which will conclude the preemptive right of the Advancing Party), the Company shall give to Buyer or Advancing Party prior written notice (the "Company Notice") of its intention, by first class mail, postage prepaid, addressed at its last address as shown by the records of the Company describing the same, the price and the specific terms (or in the context of an offering of Company Stock, Convertible Securities or Options to the public, a range of price and terms) upon which the Company proposes to issue the same. Buyer or Advancing Party shall have 15 Business Days from the date of the receipt by Buyer of the Company Notice to deliver a notice (the "Rights Exercise Notice") notifying the Company of Buyer's or Advancing Party's intention to purchase all or a part of its pro rata share of shares or other securities represented by Company Stock, Options or Convertible Securities, or any of the foregoing, in accordance herewith, for the price and upon the terms specified by the Company Notice, such pro rata share to be 19.4% (or such lesser percentage as may reflect the beneficial ownership of Buyer and the Colorado Investor of the Company's Common Stock if Buyer defaults or elects not to purchase any securities hereunder but in the absence of such default or election, assuming until September 1998, or, if a Final Determination has not been made with respect to the Tax Case by October 25, 1998, then until February 25, 1999, that Buyer has purchased as at the date hereof all 1,200,000 shares of Company Preferred Stock the sale and purchase of which is the object of this Agreement, and assuming thereafter that Buyer is the holder of each and every outstanding share of Company Preferred Stock) of such shares or securities or Company Stock, Options or Convertible Securities, or any of the foregoing, and at a price or prices no less favorable to Buyer or Advancing Party than the price or prices at which such Company Stock, Convertible Securities or Options are proposed to be offered for sale to others, less, in the event of any sale other than a public offering, the per unit amount of any placement fees or commissions, and in the event of the Qualified Underwritten Offering, less the per share portion of underwriters' fees, commissions and discounts, and provided, however, that the purchase of such Company Stock, Convertible Securities or Options shall be consummated prior to the later of (i) 30 days after the date of the Rights Exercise Notice and (ii) the date that the Company consummates the issuance of the Company Stock, Convertible Securities or Options described in the Company Notice. If, in connection with any proposed issue of Company Stock, Convertible Securities or Options, the Buyer or Advancing Party fails to exercise in full its preemptive right as set forth in this Section 6.8 then, subject to the next following sentence, the Company may sell the unsold Company Stock, Convertible Securities or Options at any time within 180 days (60 days in the case of a public offering) thereafter at a price and upon terms no more favorable to the purchasers thereof than specified in the Company Notice; provided, that the Company shall not sell or grant, or permit conversion under, any Capital Stock, Convertible Securities or Options, or any of the foregoing, after such 180-day period (or 60-day period in the case of a public offering) without renewed compliance with this Section; provided, further, that in the case of a widely distributed underwritten public offering of Company Stock, Convertible Securities or Options, if in the opinion of the Company and the underwriter, such renewed compliance by the Company with the procedural requirements hereunder (i.e., timing of notices, etc.) would otherwise impede the consummation of such public offering, the parties agree to take such further action as may be reasonably necessary to effectuate such offering while preserving Buyer's or Advancing Party's substantive preemptive right hereunder.

    (c) The provisions of this Section 6.8 shall not apply to any shares of any class of the Company Stock or Options or Convertible Securities, or any of them,
(i) issuable upon redemption of Preferred Units, conversion of any Company
Preferred Stock; (ii) issuable upon conversion of Convertible   Securities or
the exercise of Options, or both, if Buyer or Advancing Party was offered the
opportunity to purchase such shares or securities, or   Convertible Securities
or Options, or both, pursuant to this Section 6.8, and declined the same, or as to which Buyer or Advancing Party was not given such opportunity by reason of the application of this Section 6.8; (iii) issuable in connection with stock splits, stock dividends or recapitalizations as to the effects of which adjustment will be made as provided elsewhere herein, in the Amended Partnership Agreement pertaining to the Preferred Units, or in the Amended Company Declaration pertaining to the Company Preferred Stock; or (iv) issuable to employees and prospective employees pursuant to any plan or pattern of employee equity participation set forth in Schedule 3.3(a).

    (d) Notwithstanding the foregoing, if and to the extent that on the date of or following the Reorganization, Buyer is prevented or prohibited from the exercise in full or in part of its preemptive right to purchase any Securities due to restrictions on the ownership by Buyer (or any group of holders with which such Buyer may be affiliated or may be deemed to be affiliated) of any such Securities, whether under applicable Maryland law, provisions of the Declaration of Trust, any amendment thereto or by-laws, or by reason of restrictions applicable for purposes of the Company's continued qualification as a REIT for purposes of the Code (the "Exercise Restriction"), such number of Securities required to be purchased pursuant to such preemptive right shall automatically be reduced to such amount as to not exceed the Exercise Restriction, and Buyer from time to time thereafter may exercise such right up to an aggregate number of Securities as is equal to such reduction, subject always to the restrictions as aforesaid.

    Section 6.9 "Qualified Underwritten Offering." Upon the sale by the Company of Company Common Stock pursuant to a Qualified Underwritten
Offering, Buyer shall purchase $9,700,000 of Company Common Stock in a concurrent offering at the price to the public less the underwriters' fees, commissions discounts per share. In addition, Buyer shall have the right to purchase 19.4% of the amount of a Qualified Underwritten Offering in excess of $40,300,000.


    Section 6.10 "Amended Partnership Agreement (Consolidated and Conformed
Text)" Within five Business Days of the date hereof the Consolidated and Conformed Agreement of Limited Partnership of Ramco-Gershenson Properties, L.P. shall be in final form which final form shall be reasonably satisfactory to Buyer.

    Section 6.11 "Voting Amendments." If, at any time prior to the Reorganization, Buyer or the Advancing Party, as the case may be, so requests, the Company will, use its best efforts to take all such actions as may be necessary to amend the Maryland Trust's declaration of trust or adopt articles supplementary, in either case (a) to create a new non-voting class of stock for which Buyer or the Advancing Party shall be entitled to exchange on a share for share basis such number of shares of its Company Stock as it may deem necessary or advisable so as not to be deemed to be an Affiliate of the Company or (b) to otherwise restrict Buyer's or the Advancing Party's voting rights with respect to such percentage of its Company Stock holding so as not to be deemed to be an Affiliate of the Company.

                                   ARTICLE 7

                             Conditions to Closings

    Section 7.1 "Conditions of Purchase at Initial Closing." The obligations of Buyer to purchase and pay for the Purchased Units at the Initial Closing are subject to satisfaction or waiver of each of the following conditions precedent:

    (a) "Representations and Warranties; Covenants." The representations and warranties of the Company and the Operating Partnership contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the date of the Initial Closing and each Closing subsequent to the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Initial Closing (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.1(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of the Company and the Operating Partnership to be performed on or before the date of the Initial Closing in accordance with this Agreement shall have been duly performed in all respects, other than (except for the Company's obligation to deliver the Preferred Units at the Initial Closing, and for the covenants set forth in Sections 5.2, 5.3, 5.4, 5.5, and 6.5, as to which the proviso set forth in this other than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). The Company shall have delivered to Buyer at the Initial Closing and each Closing subsequent to the Initial Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the date of such Closing to such effect.

    In making any determination as to Material Adverse Effect under this
Section 7.1(a) or under Section 7.2(a), the matters set forth in each such Section shall be aggregated and considered together.

    (b) "Amended Partnership Agreement." The Amended Partnership Agreement shall have been duly and validly executed and delivered by all parties thereto and shall be valid and binding and in full force and effect.

    (c) "Company Preferred Stock; Amended Company Declaration." The Amended Company Declaration shall have been agreed to between the Company and Buyer and placed in the Reorganization Escrow, in form so as to be duly filed with the State Department of Assessments and Taxation of the State of Maryland and, if so filed, as to be in full force and effect.

    (d) "Amended By-Laws." The By-Laws of the successor to Ramco-Gershenson Properties Trust by way of the Reorganization, substantially in the form attached as Exhibit P (the "Amended By-Laws") shall have been agreed to between the Company and Buyer and placed in the Reorganization Escrow, in form so as to be duly filed with the State Department of Assessments and Taxation of the State of Maryland and, if so filed, as to be in full force and effect.

    (e) "Buyer Reorganization Agreement." The Buyer Reorganization Agreement shall have been executed and delivered by the Company and placed in the Reorganization Escrow, together with any documents referenced therein necessary for the accomplishment of the Buyer Reorganization, so that the Buyer Reorganization Agreement and such other documents shall on release from the Reorganization Escrow be in full force and effect.

    (f) "Registration Rights Agreement." The Registration Rights Agreement shall have been executed and delivered by the Company and be in full force and effect.

    (g) "HSR Act." Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or the Company and Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby.

    (h)  "Consents."  The Company shall have obtained the consents set forth in
Schedule 3.4(d).

    (i) "Miscellaneous" The Company shall have provided all other additional opinions, consents, agreements, certificates and other instruments as Buyer or its counsel may reasonably require.

    Section 7.2 "Conditions of Purchase at All Closings." The obligations of Buyer to purchase and pay for the Purchased Units, or the obligation of the Advancing Party or Kimco to purchase and pay (except at the Closing on or after the Effective Date of the Buyer Reorganization pursuant to the Buyer Reorganization Agreement, at which purchase and payment shall be the surrender of Preferred Units in return for certificates representing shares of Company Preferred Stock as provided in the Buyer Reorganization Agreement) for the Purchased Shares, as the case may be, at each Closing (including the Initial Closing) are subject to satisfaction or waiver of each of the following conditions precedent:

    (a) "Representations and Warranties; Covenants." The representations and warranties of the Company contained in this Agreement shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect and other than as to those representations and warranties which are, in the ordinary course of business, expected to be true only on and as of the date hereof, which, with respect to any Subsequent Purchase Date will not be deemed to be in breach to the extent that there exist thereunder any changes which are not of a material nature; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.2(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of the Company to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for the Company's obligation to deliver the relevant Preferred Units or shares of Company Preferred Stock at the relevant Closing, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect or qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). As to each

Closing other than the Initial Closing, no condition to the obligations of Buyer to purchase and pay for the Purchased Units at the Initial Closing that was waived at the Initial Closing, but is not duly waived by Buyer at such other Closing shall fail to be satisfied as of such other Closing. The Company shall have delivered to Buyer at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the relevant Closing Date to such effect.

    (b) "No Material Adverse Change." Since the date hereof, there shall not have been any change, circumstance or event which has had or would reasonably be expected to have a Material Adverse Effect.

    (c) "No Injunction." There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company or the Operating Partnership to consummate the transactions contemplated hereby or to issue the Purchased Units or the Purchased Shares, or to consummate the Reorganization or the Buyer Reorganization.

    (d) "Proceedings." All proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and Buyer shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

    (e) "REIT Status." The Company shall have elected to be taxed as a REIT in its most recent federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT. The Company shall not have taken any action or have failed to take any action which could reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

    (f) "Opinion of Counsel." Buyer shall have received an opinion from Honigman Miller Schwartz and Cohn in form and substance reasonably satisfactory to Buyer, which, as to Maryland law, may rely on Ballard Spahr Andrews & Ingersoll and which as to Massachusetts law may rely on Goodwin, Procter & Hoar LLP.

    (g) "Certain Conditions Still True." The conditions precedent set forth in Section 7.1 shall continue to be satisfied or waived in all respects on and as of each relevant Closing Date.

    (h) "Miscellaneous" The Company shall have provided such additional opinions, consents, agreements, certificates and other instruments as Buyer, or its counsel may reasonably require.

    Section 7.3 "Conditions of Sale." The obligation of the Operating Partnership and the Company, as the case may be, to issue and sell any Purchased Units or Purchased Shares at any

Closing (including the Initial Closing) is subject to satisfaction or waiver of each of the following conditions precedent:

    (a) "Representations and Warranties, Covenants." The representations and warranties of Buyer and the Advancing Party contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.3(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of Buyer to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for Buyer's obligation to pay the relevant Purchase Price at the relevant Closing, and except for Buyer's covenants set forth in Sections 4.2 and 4.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). Buyer shall have delivered to the Company at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to the Company dated the relevant Closing Date to such effect.

    (b) "HSR Act." Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or the Company and Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby.

    (c) "No Injunction." There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or to acquire the Purchased Units or the Purchased Shares.

    (d) "Operating Partnership Agreement." The Partnership Agreement shall have been duly and validly amended and restated as the Amended Partnership Agreement by the requisite vote or consent of the partners of the Operating Partnership, all as required by and in accordance with the Partnership Agreement.

    (e)  "Consents."  The Company shall have obtained the consents set forth in
Schedule 3.4(d).

    (f) "Proceedings." All corporate and other proceedings to be taken by Buyer or the Advancing Party in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

    (g) "Opinion of Counsel." The Company shall have received an opinion from counsel to Buyer reasonably acceptable to the Company in form and substance reasonably satisfactory to the Company.

    (h) "Miscellaneous" The Company shall have provided all such additional opinions, consents, agreements, certificates and other instruments as Buyer may reasonably require.


                                   ARTICLE 8

                           Survival; Indemnification

    Section 8.1 "Survival." All representations, warranties and (except as provided by the last sentence of this Section 8.1) covenants and agreements of the parties contained herein, including indemnity or indemnification agreements contained herein, or in any Schedule or Exhibit hereto, or any certificate, document or other instrument delivered in connection herewith shall survive the Initial Closing until the earlier of (a) a Qualified Underwritten Offering and (b) the conversion of all Preferred Units and Company Preferred Stock purchased hereunder into Company Common Stock. No Action or proceeding may be brought with respect to any of the representations and warranties, or any of the covenants or agreements which survive until the first anniversary of the Initial Closing, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or breach of covenant or agreement, shall have been delivered to the party alleged to have breached such representation or warranty or such covenant or agreement prior to the first anniversary of the Initial Closing; provided, however, that, if Buyer shall have complied with this Section 8.1, the damages for breach by the Company of any of the representations and warranties, or any of the covenants or agreements which survive until the first anniversary of the Initial Closing, shall be measured with respect to all of Buyer's purchases of Preferred Units and Company Preferred Stock hereunder and not with respect only to Buyer's purchases hereunder made prior to the first anniversary of the Initial Closing, but such measurement shall not in any event include any shares of Company Stock that Buyer may have purchased other than from the Company. Those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the

Initial Closing shall survive in accordance with their terms, and the indemnification described in Section 8.2 shall survive until the running of the applicable statutes of limitations.

    Section 8.2 "Indemnification by Buyer, the Advancing Party, Kimco or the Company." (a) Subject to Section 8.1, from and after any Closing Date, Buyer, each member of the Advancing Party and Kimco, severally in accordance with the percentages set forth on Exhibit B, shall indemnify and hold harmless the Company, its successors and assigns, from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Loss and Expenses") suffered, directly or indirectly, by the Company by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by Buyer, the Advancing Party or Kimco in or pursuant to this Agreement, or (ii) any failure by Buyer, the Advancing Party or Kimco to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

    (b) Subject to Section 8.1, from and after any Closing Date, the Company shall indemnify and hold harmless Buyer, the Advancing Party and Kimco, its successors and assigns, from and against any and all Loss and Expenses, suffered, directly or indirectly, by Buyer, the Advancing Party or Kimco by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by the Company in or pursuant to this Agreement and any statements made in any certificate delivered pursuant to this Agreement, or (ii) any failure by the Company to perform or fulfill any of its covenants or agreements set forth herein; provided, however, that, notwithstanding anything in this Agreement to the contrary, to the extent that the IRS makes an IRS Termination Determination (as defined in the Amended Partnership Agreement and the Articles Supplementary) and such occurrence constitutes a breach of a representation, warranty or covenant of the Company, the Company shall not have any liability for such breach under this Section 8.1(b) and neither Buyer nor the Advancing Party shall be entitled to institute an action seeking damages for such breach. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include (A) a party's incidental or consequential damages or (B) costs or expenses to Buyer, the Advancing Party or Kimco arising other than in violation of any provision of this Agreement, and the agreements and instruments contemplated hereby, and solely and directly as a result of the jurisdiction or the form of organization of Buyer, the Advancing Party or Kimco.

    In the event of a breach or inaccuracy of the sort referred to in clause (i) of the first sentence of this Section 8.2(b) which results in damage to the Company but not in direct damage to Buyer or the Advancing Party, the Loss and Expenses suffered by Buyer and the Advancing Party shall be equal to the Buyer Portion (as defined below) of the amount by which the Company's net tangible assets or future earnings, capitalized at an appropriate rate, are damaged as a result thereof, after taking into account all receipts of proceeds of insurance policies, tax benefits, and other mitigating factors (including recoveries from tenants, rents from new leases in replacement of leases lost, contribution payments from third parties and the like).

    As used in this Section 8.2(b), "Buyer Portion" shall mean a fraction (i) the numerator of which is the sum of (A) the number of shares of Company Common Stock held by Buyer, the Advancing Party and Kimco and purchased under this Agreement plus (B) the number of shares of Company Common Stock for which Preferred Units held by Buyer, the Advancing Party and Kimco may at any time be exchanged (as adjusted under Section 6.6 of this Agreement) plus (C) the number of shares of Company Common Stock which Buyer, the Advancing Party and Kimco would at any time be entitled to receive on conversion of Company Preferred Stock held by Buyer, the Advancing Party and Kimco and purchased under this Agreement (at the then applicable Conversion Price, and otherwise as set forth in and established pursuant to Article SECOND, Section 6 of the Articles Supplementary, and (ii) the denominator of which is a number equal to (A) the number of all shares of Company Common Stock then outstanding or which would be outstanding after giving effect to rights to receive shares of Company Common Stock pursuant to the exercise of conversion privileges under then outstanding, fully paid and non-assessable securities of the Company or the Operating Partnership minus (B) the number of shares established in clause (i) as the numerator of the fraction.

    (c) Notwithstanding the foregoing, (i) neither Buyer nor the Company shall be responsible for any Loss and Expenses as provided by paragraphs (a) and (b), respectively, of this Section 8.2, until the cumulative aggregate amount of such Loss and Expenses suffered by Buyer or the Company, as thecase may be, exceeds $500,000, in which case Buyer or the Company, as the case may be, shall then be liable for all such Loss and Expenses, and (ii) the cumulative aggregate indemnity obligation of each of Buyer and the Company under this Section 8.2 shall in no event exceed the Total Equity Commitment. Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the indemnifying party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this Article 8.

    (d) Notwithstanding the foregoing, in the event that there shall have occurred a breach of the covenant in Section 6.4 hereof, the Company hereby agrees to protect and hold harmless the Colorado Investor from and with respect to all federal, state and other taxes and impositions which the Colorado Investor pays, incurs or to which the Colorado Investor becomes liable, but only to the extent that such payment, incurrence or liability is directly attributable to such breach of Section 6.4 and the Colorado Investor pays, incurs or becomes liable with respect to taxes and impositions in excess of amounts which it would have paid or incurred or as to which it would have become liable if no such breach had occurred. Any payment which is made to the Colorado Investor pursuant to this Section 8.2(d) will be further increased by an amount which is sufficient to hold the Colorado Investor harmless from and against any liability for federal state and other taxes and impositions by reason of any payment made under this Section 8.2(d).

    Section 8.3 "Third-Party Claims." If a claim by a third party is made against an Indemnified Party and if such Indemnified Party intends to seek indemnity with respect thereto under this Article, such Indemnified Party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail. The indemnifying party shall have 20 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith, provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party unless (i) the Indemnifying Party shall have elected not, or, after reasonable written notice of any such claim or threatened claim, shall have failed, to assume or participate in the defense thereof, (ii) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (iii) the parties to any such claim or threatened claim (included any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified party shall have been advised in writing by counsel for the Indemnified Party that there may be one or more defenses available to the Indemnified Party that are not available to the Indemnifying Party or legal conflicts of interest pursuant to applicable rules of professional conduct between the Indemnifying Party and the Indemnified Party (in any which case, the Indemnifying Party shall not have the right to assume to defense of such claim on behalf of the Indemnified Party), in either of which events referred to in clauses (i), (ii) and (iii) the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party provided that the fees and expenses of such counsel shall be borne by such Indemnified Party. The Indemnified Party shall not pay or settle any claim which the indemnifying party is contesting. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the Indemnified Party within 20 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.


                                   ARTICLE 9

                                  Termination

    Section 9.1  "Termination."  This Agreement may be terminated at any time by:

    (a)  the mutual consent of the Company and Buyer; or

    (b) Buyer, if the Board of the Company shall have withdrawn, modified or failed to make or refrained from making its recommendation that the shareholders of the Company approve the Reorganization and all of the other matters set forth in the Proxy Statement pursuant to this Agreement as provided for in Section 3.2(b) and Section 5.1(b), or if the Board of the Company at any time refuses to reaffirm, at Buyer's request, such recommendation and its determination to make such recommendation to the shareholders of the Company, except, in each case, as permitted by Section 5.1(e).

    Section 9.2 "Procedure and Effect of Termination." In the event of termination of this Agreement by either or both of the Company and Buyer pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, all future funding obligations of the Buyer and Advancing Party shall cease, the Company or the Operating Partnership, as the case may be, shall return all funds invested by Buyer pursuant to this

Agreement and Buyer shall relinquish all Operating Partnership Units or Company Stock purchased by it pursuant to this Agreement, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.8 (Public Announcements), 9.3 (Expenses), 10.3 (Governing Law), and 10.5 (Notices) shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

    Section 9.3 "Expenses." (a) Except as set forth in this Agreement, whether or not any Stock Purchase is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs andexpenses, but excluding the costs of the formation of Buyer and of the Buyer Reorganization.

    (b) The Company shall reimburse the Buyer (by wire transfer) for reasonable attorney's fees, other reasonable costs and expenses and, if agreed, any costs associated with engineering or environmental due diligence.


                                   ARTICLE 10

                                 Miscellaneous

    Section 10.1 "Certain Matters as to the Advancing Party." (a) MSAM is acting as agent on behalf of the Advancing Party, and neither MSAM, nor Buyer, nor any other person included in the Advancing Party, shall be obligated to purchase Preferred Units, or Company Preferred Stock, hereunder except in that proportion of the Purchase Price or Subsequent Purchase Price set forth opposite the name of such person on Exhibit B hereto. Neither MSAM, nor any other person included in the Advancing Party, shall be obligated to purchase Preferred Units or Company Preferred Stock in an amount as to which any other person included in the Advancing Party was obligated to, but did not, purchase. Notwithstanding the foregoing, in the event that any person included in the Advancing Party does not tender such person's proportion of the Purchase Price or Subsequent Purchase Price in accordance with Exhibit B hereto, upon the request of the Company, MSAM shall use its reasonable efforts to obtain as soon as practicable, from another institutional investor, after consultation with the Company, such portion of the Purchase Price or Subsequent Purchase Price, and the parties will enter into appropriate amendments and modifications to this Agreement and the agreements and instruments contemplated hereby.

    (b) In the event that MSAM shall no longer act as agent on behalf of any or all of the persons included in the Advancing Party in connection with the matters contemplated by this Agreement, (i) any agent(s) appointed by persons included in the Advancing Party as successor agent(s) to MSAM shall be entitled to, and to exercise on behalf of such other persons included in Advancing
Party, all of the rights and remedies provided for herein with respect to the Advancing Party and (ii) at any such time as no successor agent(s) shall have been appointed by any of such persons included in the Advancing Party, such persons included in the Advancing

Party shall be entitled to exercise all of the rights and remedies provided for herein in their individual capacity, including the right to obtain, upon request, copies of all documents and notices as specified herein. In the event that MSAM shall no longer act as agent on behalf of any of the persons included in the Advancing Party hereunder, all consents or waivers of MSAM, acting for and on behalf of Advancing Party, necessary to effect any action hereunder shall be required to be given by any successor agent(s) appointed by such persons included in the Advancing Party or, if no successor(s) has been appointed, by such persons included in the Advancing Party, prior to the consummation of such action. The foregoing provisions shall be effective with respect to the other agreements contemplated herein, including, without limitation, the Registration Rights Agreement.

    (c) Until such time as such Company shall have received written notice from any person included in the Advancing Party that MSAM is no longer acting as such person's agent hereunder, the Company shall be entitled to rely on any instructions and any notices received from MSAM, on behalf of such person included in the Advancing Party as if received from such person included in the Advancing Party directly.

    Section 10.2 "Counterparts." This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

    Section 10.3 "Governing Law." THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

    Section 10.4 "Entire Agreement." This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

    Section 10.5 "Notices." All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

    Ramco-Gershenson Properties Trust
    27600 Northwestern Highway
    Suite 200
    Southfield, Michigan 48034
    Attention:  Chief Executive Officer

    Telephone:  (248) 350-9900
    Facsimile:  (248) 350-2468

    Ramco-Gershenson Properties, L.P.
    27600 Northwestern Highway
    Suite 200
    Southfield, Michigan 48034
    Attention:  Chief Executive Officer
    Telephone:  (248) 350-9900
    Facsimile:  (248) 350-2468

    with a copy to:

    Honigman Miller Schwartz and Cohn
    2290 First National Building
    Detroit, Michigan 48226
    Attention:  Richard Burstein and Donald Kunz
    Telephone:  (313) 256-7800
    Facsimile:  (313) 962-0176

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

    Special Situations RG REIT, Inc.
    1221 Avenue of the Americas
    New York, NY  10020
    Attention: Operations Officer, 22nd Floor
    Telephone: (212) 762-4000
    Facsimile: (212) 762-7536

    with a copy to:

    Kimco Realty Corporation
    3333 New Hyde Park Road
    New Hyde Park, NY  11042-8020
    Attention: Robert Schulman
    Telephone: (516) 869-7220
    Facsimile: (516) 869-7201

    Rogers & Wells
    200 Park Avenue
    New York, New York 10166
    Attention:  Allen Curtis Greer, II
    Telephone:  (212) 878-8000
    Facsimile:  (212) 878-8375

    Section 10.6 "Successors and Assigns." This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except as specifically provided hereby, Buyer shall not be permitted to assign any of its rights hereunder to any third party, other than (a) to one or more Affiliates of Buyer or the Advancing Party of which Buyer and the Advancing Party collectively, directly or indirectly, Beneficially Own a majority of the voting power and the economic interests, and (b) a Person, assets of which are under management by Morgan Stanley Asset Management Inc. or any of its Affiliates, provided that such Affiliates and such Person agree to be bound hereby and provided that Buyer and the Advancing Party shall remain liable hereunder, and provided that any bona fide financial institution to which any Buyer, the Advancing Party or any permitted transferee has sold, transferred, pledged or otherwise disposed of (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of any Buyer shall also be entitled to enforce the rights of Buyer and the Advancing Party hereunder.

    Section 10.7 "Headings." The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

    Section 10.8 "Amendments and Waivers." This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company, the Operating Partnership and holders of at least 66 2/3% of the outstanding Preferred Units and shares of Company Preferred Stock. Any modification, amendment or waiver effected in accordance with this Section 10.8 shall be binding upon each holder of any Preferred Units or shares of Company Preferred Stock, each future holder of all such securities and the Company and the Operating Partnership. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

    Section 10.9 "Interpretation; Absence of Presumption." (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified,
(iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

    (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

    Section 10.10 "Severability." Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

    Section 10.11 "Further Assurances." The Company, Buyer and the Advancing Party agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

    Section 10.12 "Specific Performance." Buyer and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

    Section 10.13 "Several Liability." The obligations and liabilities of the Advancing Party, and of any Person included in the Advancing Party, under or in connection with this Agreement are several and not joint. Such obligations shall be limited in amount to those amounts set forth on Exhibit B.

    Section 10.14 "Schedules." Any matter set forth on any Schedule shall be deemed to be referred to on all other Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Schedule as if set forth on such other Schedules.

    Section 10.15 "Attorney-in-Fact." Buyer hereby appoints MSAM as its Attorney-In-Fact in connection with the delivery of certificates, the rendering of consents and the taking of all other actions of Buyer required pursuant hereto.

    IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.


                                        RAMCO-GERSHENSON PROPERTIES TRUST


                                        By:  /s/ Authorized Signature
                                             ----------------------------------
                                        Name:
                                        Title:

                                        RAMCO-GERSHENSON PROPERTIES, L.P.



                                        By:  /s/ Authorized Signature
                                             ----------------------------------
                                        Name:
                                        Title:


                                        MORGAN STANLEY ASSET MANAGEMENT INC.
                                        As Attorney-In-Fact for each of the
                                        clients set forth on Exhibit B hereto:


                                        By:  /s/ Authorized Signature
                                             ----------------------------------
                                        Name:
                                        Title:


                                        SPECIAL SITUATIONS RG REIT, INC.



                                        By:  /s/ Authorized Signature
                                             ----------------------------------
                                        Name:
                                        Title: